                                                                     EXHIBIT 4.1


================================================================================

                           -------------------------
                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP

                                       and

                          THE RESORT AT SUMMERLIN, INC.

                                 as the Issuers,

                            THE SUBSIDIARY GUARANTORS

           each to become a party hereto pursuant to Article 11 herein

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                   as Trustee

                                  $100,000,000

              13% SENIOR SUBORDINATED PIK NOTES DUE 2007, SERIES A 13% SENIOR SUBORDINATED PIK NOTES DUE 2007, SERIES B
                        ---------------------------------


                              --------------------

                                    INDENTURE

                          Dated as of December 31, 1997

                              --------------------

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                   Indenture Section
 310(a)(1).............................................................                 7.10
    (a)(2).............................................................                 7.10
    (a)(3).............................................................                 N.A.
    (a)(4).............................................................                 N.A.
    (a)(5).............................................................                 7.10
    (b)................................................................                 7.10
    (c)................................................................                 N.A.
 311(a)................................................................                 7.11
    (b)................................................................                 7.11
    (c)................................................................                 N.A.
 312(a)................................................................                 2.05
    (b)................................................................                12.03
    (c)................................................................                12.03
 313(a)................................................................                 7.06
    (a)(4).............................................................          4.04; 12.05
    (b)(2).............................................................                 7.06
    (c)................................................................                 7.06
    (d)................................................................                 7.06
 314(a)................................................................                 4.03
    (b)................................................................                 N.A.
    (c)(3).............................................................                 N.A.
    (d)................................................................                 N.A.
    (e)................................................................                12.05
    (f)................................................................                 N.A.

-----------------------

*  This Cross-Reference Table is not part of the Indenture.
   N.A. means not applicable.



                                       (i)

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE 1 DEFINITIONS AND INCORPORATION
                       BY REFERENCE..............................................  1
         SECTION 1.01.  DEFINITIONS..............................................  1
         SECTION 1.02.  OTHER DEFINITIONS........................................ 22
         SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST
                          INDENTURE ACT.......................................... 23
         SECTION 1.04.  RULES OF CONSTRUCTION.................................... 24

ARTICLE 2 THE NOTES.............................................................. 24

         SECTION 2.01.  FORM AND DATING.......................................... 24
         SECTION 2.02.  EXECUTION AND AUTHENTICATION............................. 25
         SECTION 2.03.  REGISTRAR AND PAYING AGENT............................... 26
         SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST...................... 26
         SECTION 2.05.  NOTEHOLDER LISTS......................................... 27
         SECTION 2.06.  TRANSFER AND EXCHANGE.................................... 27
         SECTION 2.07.  REPLACEMENT NOTES........................................ 28
         SECTION 2.08.  OUTSTANDING NOTES........................................ 28
         SECTION 2.09.  TREASURY NOTES........................................... 29
         SECTION 2.10.  TEMPORARY NOTES.......................................... 29
         SECTION 2.11.  CANCELLATION............................................. 29
         SECTION 2.12.  DEFAULTED INTEREST....................................... 29
         SECTION 2.13.  CUSIP NUMBER............................................. 30
         SECTION 2.14.  DEPOSIT OF MONEYS........................................ 30
         SECTION 2.15.  RESTRICTIVE LEGENDS...................................... 30
         SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.................... 32
         SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.............................. 34
         SECTION 2.18.  PERSONS DEEMED OWNERS.................................... 36
         SECTION 2.19.  ALLOCATION OF PURCHASE PRICE............................. 36

ARTICLE 3 REDEMPTION............................................................. 36

         SECTION 3.01.  NOTICES TO TRUSTEE....................................... 36
         SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED........................ 37
         SECTION 3.03.  NOTICE OF REDEMPTION..................................... 37
         SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION........................... 38
         SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.............................. 38


                                      (ii)

         SECTION 3.06.  NOTES REDEEMED IN PART................................... 39
         SECTION 3.07.  OPTIONAL REDEMPTION...................................... 39
         SECTION 3.08.  MANDATORY PURCHASE OR REDEMPTION......................... 40
         SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF
                          EXCESS PROCEEDS........................................ 40

ARTICLE 4 COVENANTS.............................................................. 43

         SECTION 4.01.  PAYMENT OF NOTES......................................... 43
         SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.......................... 44
         SECTION 4.03.  SEC REPORTS.............................................. 44
         SECTION 4.04.  COMPLIANCE CERTIFICATES.................................. 45
         SECTION 4.05.  TAXES.................................................... 46
         SECTION 4.06.  STAY, EXTENSION AND USURY LAWS........................... 46
         SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS........................ 46
         SECTION 4.08.  LIMITATION ON RESTRICTIONS ON
                          DISTRIBUTIONS FROM RESTRICTED
                          SUBSIDIARIES........................................... 49
         SECTION 4.09.  LIMITATION ON INDEBTEDNESS............................... 50
         SECTION 4.10.  LIMITATION ON SALES OF ASSETS AND
                          SUBSIDIARY STOCK....................................... 53
         SECTION 4.11.  LIMITATION ON AFFILIATE TRANSACTIONS..................... 55
         SECTION 4.12.  LIMITATION ON LIENS...................................... 56
         SECTION 4.13.  CORPORATE EXISTENCE...................................... 56
         SECTION 4.14.  CHANGE OF CONTROL........................................ 57
         SECTION 4.15.  LIMITATION ON ISSUANCES OF CAPITAL
                          STOCK OF RESTRICTED SUBSIDIARIES....................... 58
         SECTION 4.16.  LIMITATION ON REPAYMENT UPON A CHANGE
                          OF CONTROL............................................. 59
         SECTION 4.17.  LIMITATION ON SALE/LEASEBACK
                          TRANSACTIONS........................................... 59
         SECTION 4.18.  LIMITATION ON DESIGNATIONS OF
                          UNRESTRICTED SUBSIDIARIES.............................. 59
         SECTION 4.19.  FURTHER INSTRUMENTS AND ACTS............................. 60
         SECTION 4.20.  RAS TO CAUSE CERTAIN SUBSIDIARIES TO
                          BECOME GUARANTORS...................................... 61
         SECTION 4.21.  LIMITATION ON STATUS AS INVESTMENT
                          COMPANY................................................ 61
         SECTION 4.22.  LIMITATION ON LAYERED INDEBTEDNESS....................... 61
         SECTION 4.23.  LIMITATION ON BUSINESS ACTIVITIES OF RAS................. 61
         SECTION 4.24.  LIMITATION ON BUSINESS ACTIVITIES OF RAS,
                          INC.................................................... 61


                                      (iii)

ARTICLE 5 SUCCESSORS................................................................ 62

         SECTION 5.01.  LIMITATIONS ON MERGER, CONSOLIDATION
                          OR SALE OF ASSETS......................................... 62
         SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED........................... 63

ARTICLE 6 DEFAULTS AND REMEDIES..................................................... 63

         SECTION 6.01.  EVENTS OF DEFAULT........................................... 63
         SECTION 6.02.  ACCELERATION................................................ 65
         SECTION 6.03.  OTHER REMEDIES.............................................. 66
         SECTION 6.04.  WAIVER OF PAST DEFAULTS..................................... 66
         SECTION 6.05.  CONTROL BY MAJORITY......................................... 66
         SECTION 6.06.  LIMITATION ON SUITS......................................... 67
         SECTION 6.07.  RIGHTS OF NOTEHOLDERS TO RECEIVE
                          PAYMENT................................................... 67
         SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.................................. 68
         SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM............................ 68
         SECTION 6.10.  PRIORITIES.................................................. 69
         SECTION 6.11.  UNDERTAKING FOR COSTS....................................... 69

ARTICLE 7 TRUSTEE................................................................... 70

         SECTION 7.01.  DUTIES OF TRUSTEE........................................... 70
         SECTION 7.02.  RIGHTS OF TRUSTEE........................................... 71
         SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE................................ 72
         SECTION 7.04.  TRUSTEE'S DISCLAIMER........................................ 72
         SECTION 7.05.  NOTICE OF DEFAULTS.......................................... 72
         SECTION 7.06.  REPORTS BY TRUSTEE TO NOTEHOLDERS........................... 73
         SECTION 7.07.  COMPENSATION AND INDEMNITY.................................. 73
         SECTION 7.08.  REPLACEMENT OF TRUSTEE...................................... 74
         SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC............................ 75
         SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION............................... 76
         SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS
                          AGAINST RAS............................................... 76

ARTICLE 8 DISCHARGE OF INDENTURE.................................................... 76
         SECTION 8.01.  DISCHARGE OF LIABILITY ON NOTES;
                          DEFEASANCE................................................ 76
         SECTION 8.02.  CONDITIONS TO DEFEASANCE.................................... 77
         SECTION 8.03.  APPLICATION OF TRUST MONEY.................................. 79
         SECTION 8.04.  REPAYMENT TO THE ISSUERS.................................... 79
         SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS........................ 79
         SECTION 8.06.  REINSTATEMENT............................................... 80


                                      (iv)

ARTICLE 9 SUBORDINATION............................................................. 80

         SECTION 9.01.  AGREEMENT TO SUBORDINATE.................................... 80
         SECTION 9.02.  LIQUIDATION, DISSOLUTION, BANKRUPTCY........................ 80
         SECTION 9.03.  DEFAULT ON SENIOR INDEBTEDNESS OR
                          GUARANTOR SENIOR INDEBTEDNESS............................. 81
         SECTION 9.04.  ACCELERATION OF PAYMENT OF NOTES............................ 82
         SECTION 9.05   WHEN DISTRIBUTION MUST BE PAID OVER......................... 83
         SECTION 9.06   SUBROGATION................................................. 83
         SECTION 9.07.  RELATIVE RIGHTS............................................. 83
         SECTION 9.08.  SUBORDINATION MAY NOT BE IMPAIRED BY
                          ISSUERS OR THE SUBSIDIARY GUARANTORS...................... 83
         SECTION 9.09.  RIGHTS OF TRUSTEE AND PAYING AGENT.......................... 84
         SECTION 9.10.  DISTRIBUTION OR NOTICE TO
                          REPRESENTATIVE............................................ 84
         SECTION 9.11.  ARTICLE 9 NOT TO PREVENT EVENTS OF
                          DEFAULT OR LIMIT RIGHT TO ACCELERATE...................... 84
         SECTION 9.12.  TRUST MONEYS NOT SUBORDINATED............................... 84
         SECTION 9.13.  TRUSTEE ENTITLED TO RELY.................................... 85
         SECTION 9.14.  TRUSTEE TO EFFECTUATE SUBORDINATION......................... 85
         SECTION 9.15.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF
                          SENIOR INDEBTEDNESS AND SUBSIDIARY
                          GUARANTOR SENIOR INDEBTEDNESS............................. 86
         SECTION 9.16.  RELIANCE BY HOLDERS OF SENIOR
                          INDEBTEDNESS AND GUARANTOR SENIOR
                          INDEBTEDNESS ON SUBORDINATION
                          PROVISIONS................................................ 86

ARTICLE 10          AMENDMENTS...................................................... 86

         SECTION 10.01.  WITHOUT CONSENT OF NOTEHOLDERS............................. 86
         SECTION 10.02.  WITH CONSENT OF NOTEHOLDERS................................ 88
         SECTION 10.03.  COMPLIANCE WITH TRUST INDENTURE ACT........................ 89
         SECTION 10.04.  REVOCATION AND EFFECT OF CONSENTS.......................... 89
         SECTION 10.05.  NOTATION ON OR EXCHANGE OF NOTES........................... 90
         SECTION 10.06.  TRUSTEE TO SIGN AMENDMENTS, ETC............................ 90

ARTICLE 11          SUBSIDIARY GUARANTEE OF NOTES................................... 91

         SECTION 11.01.  SUBSIDIARY GUARANTEE....................................... 91
         SECTION 11.02.  EXECUTION AND DELIVERY OF SUBSIDIARY
                           GUARANTEE................................................ 92
         SECTION 11.03.  SUBSIDIARY GUARANTEE UNCONDITIONAL,
                           ETC...................................................... 93


                                       (v)

         SECTION 11.04.  LIMITATION OF SUBSIDIARY GUARANTOR'S
                           LIABILITY................................................ 94
         SECTION 11.05.  CONTRIBUTION............................................... 94
         SECTION 11.06.  RELEASE.................................................... 94
         SECTION 11.07.  ADDITIONAL SUBSIDIARY GUARANTORS........................... 95
         SECTION 11.08.  SUBSIDIARY GUARANTORS MAY
                           CONSOLIDATE, ETC., ON CERTAIN TERMS...................... 95
         SECTION 11.09.  SUCCESSORS AND ASSIGNS..................................... 96
         SECTION 11.10.  WAIVER OF STAY, EXTENSION OR USURY
                           LAWS..................................................... 96

ARTICLE 12          MISCELLANEOUS................................................... 97

         SECTION 12.01.  TRUST INDENTURE ACT CONTROLS............................... 97
         SECTION 12.02.  NOTICES.................................................... 97
         SECTION 12.03.  COMMUNICATION BY NOTEHOLDERS WITH
                           OTHER NOTEHOLDERS........................................ 98
         SECTION 12.04.  CERTIFICATE AND OPINION AS TO
                           CONDITIONS PRECEDENT..................................... 98
         SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR
                           OPINION.................................................. 99
         SECTION 12.06.  RULES BY TRUSTEE AND AGENTS................................ 99
         SECTION 12.07.  LEGAL HOLIDAYS............................................. 99
         SECTION 12.08.  NO RECOURSE AGAINST OTHERS.................................100
         SECTION 12.09.  DUPLICATE ORIGINALS........................................100
         SECTION 12.10.  GOVERNING LAW..............................................100
         SECTION 12.11.  NO ADVERSE INTERPRETATION OF OTHER
                           AGREEMENTS...............................................100
         SECTION 12.12.  SUCCESSORS.................................................100
         SECTION 12.13.  GAMING AUTHORITIES, ETC....................................100
         SECTION 12.14.  SEVERABILITY...............................................101
         SECTION 12.15.  COUNTERPART ORIGINALS......................................101
         SECTION 12.16.  TABLE OF CONTENTS, HEADINGS, ETC...........................101


EXHIBIT A  -       FORM OF INITIAL NOTE
EXHIBIT B  -       FORM OF EXCHANGE NOTE
EXHIBIT C  -       FORM OF CERTIFICATE TO BE DELIVERED IN
                     CONNECTION WITH TRANSFERS TO NON-QIB
                     ACCREDITED INVESTORS
EXHIBIT D  -       FORM OF CERTIFICATE TO BE DELIVERED IN
                     CONNECTION WITH TRANSFERS PURSUANT TO
                     REGULATION S


                                      (vi)

                  INDENTURE, dated as of December 31, 1997, among The Resort at Summerlin, Limited Partnership ("RAS"), The Resort at Summerlin, Inc. ("RAS, Inc." and, together with RAS, the "Issuers"), the subsidiary guarantors, each to become a party hereto pursuant to Article 11 herein (the "Subsidiary Guarantors") and United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, in its capacity as trustee (the "Trustee").

                  The Issuers have duly authorized the creation of an issue of 13% Senior Subordinated PIK Notes due 2007, Series A (the "Initial Notes") and 13% Senior Subordinated PIK Notes due 2007, Series B (the "Exchange Notes") and, to provide therefor, the Issuers have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by the Issuers, and authenticated and delivered hereunder, the valid obligations of the Issuers, and to make this Indenture a valid and binding agreement of the Issuers, have been done.

                  The Issuers, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:


                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.     DEFINITIONS.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by RAS or a Restricted Subsidiary of RAS;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of RAS; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

                  "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

                  "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary

Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property (other then the Right of First Offer as permitted under Section 4.11) or other assets (each referred to for the purposes of this definition as a "disposition") by RAS or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to RAS or by RAS or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of RAS and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $2.0 million, and (v) transactions permitted under Section 5.01. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section
4.07 shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

                  "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bankruptcy Code" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means, with respect to RAS, the Board of Directors of the General Partner, and with respect to any other Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person, in each case, duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, or in the case of RAS, the General Partner, to have been duly adopted by the Board of Directors of such Person, or in the case of RAS, the General Partner, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt securities convertible into such equity and including, without limitation, if such Person is a partnership or limited liability company, any partnership or membership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such partnership or limited liability company).

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the

Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated P-1 (or higher according to Moody's) or A-1 or higher (according to S&P) and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

                  "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of RAS and its Subsidiaries; or (ii) the adoption of a plan relating to the liquidation or dissolution of RAS; (iii) RAS, Inc. ceases to be the sole general partner of RAS; and/or (iv) the Existing Partners fail to own in the aggregate, directly or indirectly, at least 50% of the General Partner.

                  "Commission" means the U.S. Securities and Exchange Commission or its successor.

                  "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the stated maturity of the Notes), including pre-opening costs that are required by GAAP to be charged as an expense prior to or upon opening, in each case for such period and determined in accordance with GAAP. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of RAS shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to
(ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if RAS or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the General Partner) shall be deemed outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period any Indebtedness of RAS or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (C) if since the beginning of such period RAS or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of RAS or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to RAS and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of RAS is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent RAS and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (D) if since the beginning of such period RAS or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted

Subsidiary of RAS (or any Person which becomes a Restricted Subsidiary of RAS as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of RAS or was merged with or into RAS or any Restricted Subsidiary of RAS since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by RAS or a Restricted Subsidiary of RAS during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of RAS. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated EBITDAM" means Consolidated Cash Flow plus management fees paid to the General Partner in connection with its management of RAS to the extent deducted in calculating Consolidated Net Income.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of RAS and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense
(i) interest expense attributable to Capitalized Lease Obligations, (ii) capitalized interest, (iii) amortization of debt discount, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by RAS or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements,
(viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than RAS) in connection with Indebtedness incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of RAS held by Persons other than RAS or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs, (b) interest income and (c) to the extent included in such interest expense, the amortization of debt original issue discount on the Notes and/or interest expense relating to the Notes in excess of the Coupon rate recorded to account for the effective interest rate. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of RAS that was not a Wholly-Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

                  "Consolidated Net Income" means, for any period, the consolidated net income (loss) of RAS and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by RAS or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of RAS if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to RAS (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of RAS and other than restrictions that are created or exist in compliance with Section 4.08), (iii) any gain or loss realized upon the sale or other disposition of any assets of RAS or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to RAS or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of RAS or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to RAS or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a) (3) (D) thereof.

                  "Consolidated Net Worth" means, the total of the amounts shown on the balance sheet of RAS and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of RAS ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of RAS plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to RAS.

                  "Credit Agreement" means the Credit Agreement, dated as of December 30, 1997, among inter alia the Issuers and National Westminster Bank PLC, as administrative agent, relating to the Mortgage Notes and the Revolving Credit Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include Interest Rate Agreements with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refunding, refinancings and replacements of any Credit Agreement.

                  "Credit Facilities" means the Mortgage Notes and the Revolving Credit Facility.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Designated Senior Indebtedness" means (i) the Mortgage Notes and (ii) the Revolving Credit Facility.

                  "Disbursement Agreement" means the Disbursement Agreement, dated as of December 30, 1997, among RAS, RAS, Inc., the Trustee, National Westminster Bank PC and First Security Trust Company of Nevada.

                  "Disbursement Agent" means First Security Trust Company of Nevada, as disbursement agent under the Disbursement Agreement, and its successor or assigns.

                  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final Stated Maturity of the Notes.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" has the meaning set forth in the preamble to this Indenture.

                  "Exchange Offer" means the registration by the Issuers under the Securities Act pursuant to a registration statement of the offer by the Issuers to each Noteholder of the Initial Notes to exchange all the Initial Notes held by such Noteholder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Noteholder, all in accordance with the terms and conditions of the Registration Rights Agreement.

                  "Existing Partners" means Tivolino Holding A.G. or any of its Wholly-Owned Subsidiaries.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the General Partner acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the General Partner delivered to the Trustee.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Gaming Authority" means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Las Vegas, any gaming regulatory body in North Dakota and Colorado, and any other gaming regulatory body or any agency which has, or may at any time after the Issue Date have, jurisdiction over the gaming activities of RAS or any of its Affiliates or Subsidiaries or any successor to such authority.

                  "Gaming Laws" means the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, all ordinances, rules and regulations adopted by the City of Las Vegas, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other legal requirements of any Gaming Authority.

                  "Gaming License" means any license, qualification, permit, franchise or other authorization from any Gaming Authority required on the date of this Indenture or at any time thereafter to own, operate or otherwise conduct the gaming business of RAS and its Affiliates or Subsidiaries, including all licenses, findings of suitability and registrations granted under Gaming Laws.

                  "General Partner" means RAS, Inc., a Nevada corporation, as the general partner of RAS that has the power to direct the management and set policies of RAS, and any of its successors in such capacity.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter issued, all Guarantees by such Subsidiary Guarantor of Senior Indebtedness of RAS and all other Indebtedness of such Subsidiary Guarantor, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations of such Subsidiary Guarantor in respect of such Indebtedness are not superior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Subsidiary Guarantor to RAS or any other Subsidiary of RAS or (2) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including any Guarantor Subordinated Indebtedness and Guarantor Subordinated Obligations of such Subsidiary Guarantor.

                  "Guarantor Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee.

                  "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a written agreement.

                  "HHC" means the Howard Hughes Properties, Limited Partnership, a Delaware limited partnership and a subsidiary of the Rouse Corporation.

                  "incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of RAS, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; provided that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the General Partner and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Initial Notes" has the meaning set forth in the preamble to this Indenture.

                  "Initial Purchaser" means NatWest Capital Markets Limited.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Date" means each June 15 and December 15 of each year.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 4.07, (i) "Investment" shall include the portion (proportionate to RAS's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of RAS at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, RAS shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) RAS's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to RAS's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the General Partner and evidenced by a Board Resolution.

                  "Issue Date" means the date on which the Initial Notes are originally issued.


                  "Issuers" means RAS and RAS, Inc. until a successor replaces either of them in accordance with Article 5 hereof and thereafter means, in lieu of such replaced Person, the successor.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Maturity Date" means December 15, 2007.

                  "Moody's" means Moody's Investors Service, Inc., or its successor.

                  "Mortgage Notes" means up to $100.0 million in principal amount of the Issuers' First Mortgage Notes issued under the Credit Agreement and any extensions, revisions, refinancings, restatements or replacements thereof in whole or in part.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iii) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided, however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by RAS or any Restricted Subsidiary of RAS after such Asset Disposition and (iv) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition), provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to RAS or any Restricted Subsidiary.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither of the Issuers nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of RAS or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S of the Securities Act.

                  "Noteholder" or "Holder" means a registered holder of one or more Notes.

                  "Note Register" means the register of names and addresses of the Holders of the Notes maintained by the Registrar.

                  "Notes" means the Initial Notes, the Additional Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Notes Proceeds Agreement" means the Subordinated Notes Proceeds Agreement, dated as of December 30, 1997, among RAS, RAS Inc., the Trustee and First Security Trust Company of Nevada, as account agent thereunder.

                  "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering Memorandum" means the Offering Memorandum dated December 22, 1997, pursuant to which the Initial Notes were offered, and any supplements thereto.

                  "Officer" means, in the case of RAS, Inc., the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer or the Secretary of RAS, Inc., and, in the case of RAS, any of such officers of the General Partner acting on behalf of RAS.

                  "Officers' Certificate" shall mean, in the case of RAS, Inc., a certificate signed by two Officers and, in the case of RAS, a certificate signed by two Officers of the General Partner acting on behalf of RAS.

                  "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Trustee, from legal counsel who is acceptable to the Trustee.

                  "Permitted Business" means the casino gaming, hotel, retail and spa and resort business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and resort business operated by RAS and its Restricted Subsidiaries (including, without limitation, engaging in transactions with Affiliates and incurring Indebtedness, providing guarantees or providing other credit support, in each case to the extent permitted under this Indenture), owning and operating joint ventures to supply materials or services or the construction or operation of the resort owned or operated by RAS and entering into casino leases or management agreements for any casino situated on land owned by any Issuer or owned or operated by any Issuer.

                  "Permitted Investment" means an Investment by RAS or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of RAS; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of RAS or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, RAS or a Wholly-Owned Subsidiary of RAS; provided, however, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) receivables owing to RAS or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business of RAS or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $250,000 to any one employee or $1.0 million in the aggregate; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to RAS or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) a Person engaged in a Permitted Business or a loan or advance by RAS the proceeds of which are used solely to make an investment in a Person engaged in a Permitted Business or a Guarantee by RAS of Indebtedness of any Person in which such Investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause
(viii), exceed $5.0 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (ix) Persons to the extent such Investment is received by RAS or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with Section 4.10; (x) prepayments and other credits to suppliers made in the ordinary course of business of RAS and its Restricted Subsidiaries; and (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

                  "Permitted Liens" means: (i) Liens granted by RAS or any Subsidiary Guarantor which secure Senior Indebtedness; (ii) Liens in favor of RAS; (iii) Liens on property of a Person existing at the time such Person is acquired by or merged into or consolidated with RAS or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets of RAS or its Restricted Subsidiaries other than those acquired in connection with such merger or consolidation; (iv) Liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the Issue Date; (vi) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (ii), (iii) and (v) above and (viii) below; provided that the Liens in connection with such renewal, extensions, renewals, refundings or refinancing shall be limited to all or part of the specific property which was subject to the original Lien; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor; (viii) any Lien securing purchase money obligations incurred in compliance with paragraph (b)(ii) of Section 4.09, provided that such Liens do not extend to any property (other than the property so purchased) owned by RAS or its Restricted Subsidiaries and is not incurred more than 60 days after the incurrence of such Indebtedness secured by such Lien; (ix) Liens to secure Indebtedness permitted under clause (ii) of Section 4.09, provided that such Liens do not extend to or cover any property of RAS or any of its Subsidiaries other than the property subject to such financing; and (x) Liens incurred in the ordinary course of business of RAS or any Restricted Subsidiary thereof with respect to obligations that do not exceed $2 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business of RAS or such Restricted Subsidiary.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

                  "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the pay-ment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Public Equity Offering" means an underwritten primary public offering for cash by RAS of Capital Stock, or options, warrants or rights with respect to Capital Stock pursuant to an effective registration statement under the Securities Act.

                  A "Public Market" exists at any time with respect to the Capital Stock of RAS if (a) the Capital Stock of RAS is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least 15% of the total issued and outstanding Capital Stock of RAS has been distributed prior to such time by means of an effective registration statement under the Securities Act.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Record Date" means the record dates specified in the Notes, whether or not a Legal Holiday.

                  "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or incurred in compliance with this Indenture (including Indebtedness of RAS that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) the Stated Maturity of the Indebtedness being refinanced,
(ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced and (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and reasonable fees and expenses therewith) provided, further, that Refinancing Indebt-edness shall not include Indebtedness of a Subsidiary which refinances Indebtedness of RAS.

                  "Register" means a registry of the names and addresses of the holders of the Notes maintained by the Register at the offices of the Register.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated December 31, 1997 between the Issuers and the Initial Purchaser.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Representative" means the trustee, administrative agent or representative (if any) for an issue of Senior Indebtedness.

                  "Resort Casino" means The Resort at Summerlin, the resort and casino to be constructed and developed by RAS in Las Vegas, Nevada.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

                  "Restricted Subsidiary" means any Subsidiary of RAS other than an Unrestricted Subsidiary.

                  "Revolving Credit Facility" means the up to $10.0 million revolving credit facility under the Credit Agreement, and any extensions, revisions, refinancings, restatements or replacements thereof.

                  "S&P" and "Standard and Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., or any successor organization thereto.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby RAS or a Restricted Subsidiary transfers such property to a Person and RAS or a Subsidiary leases it from such Person.

                  "SCGC" means Seven Circle Gaming Corporation, a Delaware corporation, and its successors.

                  "SCR" means Seven Circle Resorts, Inc., a Delaware corporation, and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

                  "Senior Indebtedness" of the Issuers means all Indebtedness (including any monetary obligations under or in respect of the Credit Agreement and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Issuers arising under the Credit Agreement, except to the extent of any such Indebtedness incurred in violation of the terms of this Indenture.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of RAS within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Obligations" means with respect to RAS or any Subsidiary Guarantor, any Indebtedness of RAS or such Subsidiary Guarantor, as the case may be (whether outstanding on the Issue Date or thereafter incurred), which is expressly subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, in each case pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity which is not subject to the jurisdiction of any Gaming Authority of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a direct or indirect Subsidiary of RAS.

                  "Subsidiary Guarantee" means each of the guarantees of the respective Subsidiary Guarantors pursuant to Article 11 hereof, and shall include each guarantee substantially in the form contained in Exhibits A and B hereto, as such guarantee may be amended, modified or supplemented from time to time.

                  "Subsidiary Guarantor" means each Subsidiary of RAS in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by RAS after the Issue Date that executes a supplemental indenture pursuant to Section 11.07.

                  "Tax Allowance Amount" means, with respect to any partner of RAS (including a warrant holder if such warrant holder is treated as owning an equity interest in RAS for U.S. federal, state or local income tax purposes), for any calendar quarter, (i) forty percent (40%) of the excess of (a) the estimated taxable income allocable to such partner of RAS arising from its ownership of a partnership interest in RAS for the fiscal year through such calendar quarter over (b) any losses of RAS for prior fiscal years and such fiscal year that are allocable to such partner of RAS that were not previously utilized in the calculation of Tax Allowance Amounts minus (ii) prior distributions of Tax Allowance Amounts for such fiscal year, all as determined by the general partner of RAS in good faith. The amount so determined by the general partner of RAS shall be the Tax Allowance Amount for such period and shall be final and binding on all partners of RAS.

                  "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of RAS) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA, except as provided in
Section 9.03 hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, until a successor replaces it in accordance with Article 7 and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of RAS that at the time of determination shall be designated an Unrestricted Subsidiary by the General Partner in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The General Partner may designate any Subsidiary of RAS (including any newly acquired or newly formed Subsidiary of RAS) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, RAS or any Restricted Subsidiary of RAS that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter create, incur, issue, assume, Guarantee or otherwise becomes liable with respect to any Indebtedness other than Non-Recourse Debt and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.07. The General Partner may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in Section 4.18.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Wholly-Owned Subsidiary" means a Restricted Subsidiary of RAS, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by RAS or another Wholly-Owned Subsidiary.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                     Defined in
         Term                                                           Section

         "actual knowledge"...............................................7.02
         "Additional Notes"...............................................2.02
         "Affiliate Transaction"..........................................4.11
         "Agent Members"..................................................2.16
         "Asset Disposition Offer"........................................3.09
         "Bankruptcy Law".................................................6.01
         "Blockage Notice"................................................9.03
         "Change of Control Payment.......................................4.14
         "Change of Control Payment Date..................................4.14
         "covenant defeasance option".....................................8.01
         "Custodian"......................................................6.01
         "Declaration"....................................................6.02
         "Default Amount".................................................6.02
         "Designation"....................................................4.18
         "Designation Amount".............................................4.18
         "Event of Default"...............................................6.01
         "Funding Subsidiary Guarantor"..................................11.05
         "Global Note"....................................................2.01
         "Guaranteed Obligations"........................................11.01
         "judgment default provision".....................................6.01
         "legal defeasance option"........................................8.01
         "Legal Holiday".................................................11.07
         "Net Revenue Fee"................................................4.11
         "Notice of Default"..............................................6.01
         "Offer Amount"...................................................3.09
         "Offer Period"...................................................3.09
         "Offshore Physical Notes"........................................2.01
         "Paying Agent"...................................................2.03
         "Payment"........................................................9.02
         "Payment Blockage Period.........................................9.03
         "Physical Notes".................................................2.01
         "Private Placement Legend".......................................2.15
         "Purchase Date"..................................................3.09
         "Registrar"......................................................2.03
         "Restricted Payment".............................................4.07
         "Revocation......................................................4.18
         "Right of First Offer"...........................................4.11

         "Successor Entity"...............................................5.01
         "Taxes"..........................................................4.05
         "U.S. Physical Notes"............................................2.01

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "obligor" on the Notes means the Issuers, the Subsidiary Guarantors and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular; and

                  (v) provisions apply to successive events and transactions.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

                  The Initial Notes, the notation thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Notes, the notation thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Issuers, the Subsidiary Guarantors and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the forms of the Notes and the Subsidiary Guarantees, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, in substantially the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Trustee, as custodian for the Depository, as hereinafter provided.

                  Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes".

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

                  (a) Two Officers of RAS, Inc. and an Officer of RAS shall sign the Notes for the Issuers by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. Each Subsidiary Guarantor shall execute a Subsidiary Guarantee in the manner set forth in Section 11.02.

                  (b) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (c) The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $100,000,000,
(ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, and (iii) additional Notes issued ("Additional Notes") pursuant to this Indenture as interest on the Notes (not to exceed $20,794,600 plus the principal amount of any Notes issued in lieu of cash for Additional Interest due on the Notes pursuant to the Registration Rights Agreement, in each case upon receipt of a written order of the Issuers signed by two Officers of each of the Issuers.

                  (d) The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of either Issuer.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

                  (a) The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (i) Notes may be presented for registration of transfer or for exchange ("Registrar"), (ii) Notes may be presented for payment ("Paying Agent") and (iii) notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. The Issuers shall notify the Trustee and the Trustee shall notify the Noteholders of the name and address of any Agent not a party to this Indenture. The Issuers or any Subsidiary Guarantor may act as Paying Agent, Registrar or co-registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to appoint or maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

                  (b) The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Issuers, the Subsidiary Guarantors or any other obligor on the Notes shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Noteholders and the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Issuers, any of the Subsidiary Guarantors or any other obligor on the Notes in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers , the Subsidiary Guarantors or any other obligor on the Notes at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary Guarantor) shall have no further liability for the money delivered to the Trustee. If the Issuers, the Subsidiary Guarantors or any other obligor on the Notes acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

SECTION 2.05.  NOTEHOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers, the Subsidiary Guarantors or any other obligor on the Notes shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, including the aggregate principal amount of the Notes held by each thereof, and the Issuers, the Subsidiary Guarantors or any other obligor on the Notes shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

                  (a) Where Notes are presented to the Registrar or a co-registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall, subject to Section 2.17, register the transfer or make the exchange if its requirements for such transactions are met; provided, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Noteholder thereof or his attorney duly authorized in writing. To permit registrations of transfer or exchanges, the Issuers shall issue and the Trustee shall authenticate Notes at the Registrar's request.

                  (b) Neither the Registrar nor the Issuers shall be required
(i) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer or exchange of a Note between the Record Date and the next succeeding Interest Payment Date.

                  (c) No service charge by the Issuers shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment by the Noteholder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.06 or 10.05 hereof).

                  (d) Each Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

SECTION 2.07.  REPLACEMENT NOTES.

                  (a) If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to the satisfaction of each thereof of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt by it of the written order of the Issuers signed by two Officers of each of the Issuers, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Subsidiary Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge a Noteholder for reasonable out-of-pocket expenses in replacing a Note.

                  (b) Every replacement Note is an obligation of the Issuers and each of the Subsidiary Guarantors.

SECTION 2.08.  OUTSTANDING NOTES.

                  (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by the Issuers or by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

                  (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (d) Subject to Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer or a Subsidiary Guarantor holds the Note.

SECTION 2.09.  TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, the Subsidiary Guarantors, or any of their respective Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

                  Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon written order of the Issuers signed by two Officers of each of the Issuers. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers, the Subsidiary Guarantors and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Issuers signed by two Officers of each of the Issuers, shall authenticate definitive Notes in exchange for temporary

Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges under this Indenture as definitive Notes.

SECTION 2.11.  CANCELLATION.

                  The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (or its Agent) shall cancel all Notes, if not already cancelled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act), and deliver certification of their destruction to the Issuers, unless by a written order, signed by two Officers of each of the Issuers, the Issuers shall direct that cancelled Notes be returned to it. The Issuers may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. If an Issuer acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless or until the same are surrendered to the Trustee (or its Agent) for cancellation pursuant to this Section.

SECTION 2.12.  DEFAULTED INTEREST.

                  If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section
4.01 hereof. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee, in the name of and at the expense of the Issuers) shall mail to Noteholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBER.

                  The Issuers in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Noteholders; provided that no representation shall be deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.  DEPOSIT OF MONEYS.

                  Prior to 10:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Issuers shall deposit with the Paying Agent Additional Securities or money in immediately available funds sufficient to make interest or principal payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15.  RESTRICTIVE LEGENDS.

                  Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Issuers and the Noteholder thereof:

         THIS NOTE OR ITS PREDECESSORS HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR
         (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP OR THE RESORT AT SUMMERLIN, INC. (THE "ISSUERS") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN

         INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  Each Global Note shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN

         WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.

                  (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interest of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for the Global Note and a successor depository is not appointed by the Issuers within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) above shall, except as otherwise provided by paragraphs (a)(i)(x) and
(c) of Section 2.17, bear the Private Placement Legend.

                  (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Noteholder is entitled to take under this Indenture or the Notes.

SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after December 15, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S.Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                  (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Issuers shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. the Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.18.  PERSONS DEEMED OWNERS.

                  Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Issuers, the Trustee, any Paying Agent, any Registrar and any co-registrar and any Agent of any of the foregoing shall deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Issuers, any Registrar or any co-registrar) for the purpose of receiving payments of principal of or interest on such Note and for all other purposes; and none of the Issuers, the Trustee, any Paying Agent, any Registrar or any co-registrar or any agent of any of the foregoing shall be affected by any notice to the contrary.

SECTION 2.19.  ALLOCATION OF PURCHASE PRICE.

                  Based on their estimate of the relative fair market values of the Notes and the Warrants (as defined in the Offering Memorandum), the Issuers and the Trustee agree to treat for U.S. federal income tax purposes $941.30 of each $1,000 of principal amount of Notes as allocable to the Notes (which amount the Issuers will treat as the issue price of such Notes for U.S. federal income tax purposes) and $58.70 as allocable to the Warrants.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

                  (a) If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 60 days (unless a shorter period is acceptable to the Trustee) prior to a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and accrued and unpaid interest and (v) whether it requests the Trustee to give notice of such redemption.

                  (b) If the Issuers are required to make an offer to purchase Notes pursuant to the provisions of Sections 4.10 or 4.14 hereof, it shall furnish to the Trustee at least 30 days (or such lesser period as the Trustee may agree) but not more than 60 days before mailing any offer to purchase pursuant to such Sections, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur,
(ii) the proposed purchase date, (iii) the maximum principal amount of Notes to be purchased, (iv) the purchase price and accrued and unpaid interest, (v) whether it requests the Trustee to mail any offer to purchase and (vi) further setting forth a statement to the effect that (a) RAS or one of its Subsidiaries has effected an Asset Disposition and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

                  (a) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Noteholders on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any); provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by only the Trustee on a pro rata basis to the extent practicable, unless such method is otherwise prohibited. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 45 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  (b) The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes may be redeemed in part in multiples of $1,000 principal amount only. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

                  (a) Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid to each Holder whose Notes are to be redeemed at the last address for such Holder then shown on the registry books.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (i) the redemption date;

                  (ii) the redemption price;

                  (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

                  (iv) the name and address of the Paying Agent;

                  (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (vi) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (viii) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                  (b) At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense; provided, however, that the Issuers shall have delivered to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed redemption date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

                  (a) Prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (other than RAS or any of its Subsidiaries) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  (b) If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest ceases to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to Paying Agent if the Notes are redeemed. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

                  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or part thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to this Indenture.

SECTION 3.07.  OPTIONAL REDEMPTION.

                  (a) Except as provided in Section 3.07(b), the Issuers may redeem all or any portion of the Notes at any time on or after December 15, 2002, at a redemption price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding sentence, plus accrued and unpaid interest to the redemption date. The redemption price as a percentage of the principal amount shall be as follows, if the Notes are redeemed during the 12 month period commencing on December 15 of the years set forth below, plus in each case, accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date):

                  Period                              Redemption Price
                  ------                              ----------------
                  2002                                    106.50%
                  2003                                    104.33%
                  2004                                    102.17%
                  2005 and thereafter                     100.00%

                  (b) At any time, or from time to time, prior to December 15, 2000, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings by RAS so long as there is a Public Market at the time of such redemption (which fact shall be certified to the Trustee in an Officer's Certificate delivered to the Trustee pursuant to Section 3.01(a)) at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption at least $65 million of the original principal amount of the Notes remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

SECTION 3.08.  MANDATORY PURCHASE OR REDEMPTION.

                  Except as set forth in Sections 3.10, 4.10 and 4.14, the Issuers are not required to make mandatory purchases, redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  (a) In the event that, pursuant to Section 4.10 hereof, the Issuers shall commence an offer to all Noteholders to purchase Notes (an "Asset Disposition Offer"), it shall follow the procedures specified below:

                  (i) The Asset Disposition Offer shall remain open for a period of 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to
         Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Disposition Offer.

                  (ii) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

                  (iii) Upon the commencement of any Asset Disposition Offer, the Issuers shall send or cause to be sent in accordance with Section 3.03, a notice to each Noteholder. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

                           (1) that the Asset Disposition Offer is being made
                  pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Disposition Offer shall remain open;

                           (2) the Offer Amount, the purchase price and the
                  Purchase Date;

                           (3) that any Note not tendered or accepted for
                  payment shall continue to accrue interest;

                           (4) that any Note accepted for payment pursuant to
                  the Asset Disposition Offer shall cease to accrue interest after the Purchase Date;

                           (5) that Holders electing to have a Note purchased
                  pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the Note completed, to the Issuers, a depositary, if appointed by the

                  Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                           (6) that Holders shall be entitled to withdraw their
                  election if the Issuers, depositary or Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                           (7) that, if the aggregate principal amount of Notes
                  surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                           (8) that Holders whose Notes were purchased only in
                  part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (iv) On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Disposition Offer or, if less than the Offer Amount has been tendered, all Notes or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and at the written request of the Issuers the Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Disposition Offer on the Purchase Date.

SECTION 3.10.  REGULATORY REDEMPTION.

                  Notwithstanding any other provision hereof, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or fran-chise of RAS under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such other period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right at their option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such other date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the fair market value thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Issuers shall comply with the procedures contained in the Notes for redemptions of the Notes. The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes who is required to apply for such license, qualification or finding of suitability for the costs of such licensure and investigation for such license, qualification or finding of suitability. Any of such expenses will be the sole obligation of such Holder or beneficial owner of the Notes.


                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

                  (a) The Issuers shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary Guarantor, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuers, no later than five Business Days following the date of payment, any money (including accrued interest paid by the Issuers) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.

                  (b) The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  (c) Through and including June 15, 1999, on each Interest Payment Date, the Issuers may, at their option and in their sole discretion, in lieu of the payment in whole or in part of cash on the Notes, pay interest on the Notes through the issuance of Additional Notes in an aggregate principal amount equal to the amount of interest that would be payable with respect to the Notes, if such interest were paid in cash. After June 15, 1999, the Issuers shall pay interest on the Securities in cash. The Issuers shall notify the Trustee in writing of its election to pay interest through the issuance of Additional Notes not less than 10 nor more than 45 days prior to the record date for an Interest Payment Date on which Additional Notes will be issued. On each such Interest Payment Date, the Trustee shall authenticate Additional Notes for original issuance to each Holder on the relevant record date in the aggregate principal amount required to pay such interest. Each Additional Note is an additional obligation of the Issuers and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture and shall be pari passu with and subject to the same terms (including the rate of interest from time to time payable thereon) as the Notes (except, as the case may be, with respect to the issuance date and aggregate principal amount).

                  From and after June 15, 1999, interest on the Notes will be payable only in cash. To the extent any cash interest is not paid then, the amount not so paid will bear interest at the interest rate then applicable to the Notes plus 2.00%. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

                  (a) The Issuers shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  (b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Issuers shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with
Section 2.03.

SECTION 4.03.  SEC REPORTS.

                  (a) The Issuers shall file with the Trustee and provide to the Holders of the Notes, within 15 days after they file them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Issuers file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Issuers are not required to file such reports with the Commission pursuant to the Exchange Act, the Issuers will nevertheless deliver such Exchange Act information to the Holders of the Notes within 15 days after it would have been required to file it with the Commission.

SECTION 4.04.  COMPLIANCE CERTIFICATES.

                  (a) The Issuers and each Subsidiary Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries or such Subsidiary Guarantor, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its Obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred during such period, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of (x) the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Issuers have violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Restricted Subsidiary's or Subsidiary Guarantor's financial statements are not prepared on a consolidated basis with the Issuers', such Restricted Subsidiary's or Subsidiary Guarantor's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that any of the Restricted Subsidiaries or Subsidiary Guarantors is in Default under this Indenture or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) Each of the Issuers and each of the Subsidiary Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any material other mortgage, indenture or instrument to which an Issuer is a party, an Officers' Certificate specifying such Default, Event of Default or event of default and what action such Issuer or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto.

                  (d) The Issuers and each of the Subsidiary Guarantors shall also comply with TIA Section 314(a)(4).

SECTION 4.05.  TAXES.

                  Each of the Issuers and each of the Subsidiary Guarantors will, and will cause their Restricted Subsidiaries to, pay and discharge when due and payable all taxes, levies, imposts, duties or other governmental charges ("Taxes") imposed on its income or profits or on any of its properties, except such Taxes which are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

                  Each of the Issuers and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the principal of or interest on the Notes); and the Issuers and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.

                  (a) RAS shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving RAS or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (B) dividends or distributions payable to RAS or a Restricted Subsidiary of RAS which holds any equity interest in the paying Restricted Subsidiary (and if the Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of RAS held by Persons other than a Wholly-Owned Subsidiary of RAS or any Capital Stock of a Restricted Subsidiary of RAS held by any Affiliate of RAS, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or
(iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (i) through (iv) being referred to as a "Restricted Payment"); if at the time the Partnership or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or
(2) RAS is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under Section 4.09; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by RAS from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to (x) a Subsidiary of RAS, (y) an employee stock ownership plan or similar trust or (z) management employees of RAS or any Subsidiary of RAS (other than sales of Capital Stock (other than Disqualified Stock) to management employees of RAS pursuant to bona fide employee stock option plans of
RAS);

provided, however, that the value of any non-cash net proceeds shall be as determined by the General Partner of RAS in good faith, except that in the event the value of any non-cash net proceeds shall be $2 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing); (C) the amount by which Indebtedness of RAS is reduced on RAS's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of RAS) subsequent to the Issue Date of any Indebtedness of RAS convertible or exchangeable for Capital Stock of RAS (less the amount of any cash, or other property, distributed by RAS upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by RAS or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to RAS or any Restricted Subsidiary of RAS or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however; that no amount shall be included under this clause
(D) to the extent it is already included in Consolidated Net Income.

                  (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of RAS made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of RAS (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary, an employee stock ownership plan or similar trust or management employees of RAS or any Subsidiary of RAS); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3) (B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of RAS made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of RAS in compliance with the Section 4.09; provided further, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.10; provided further, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iv) distributions paid within 60 days after the date of declaration if at such date of declaration such distributions would have complied with this provision; provided, however, that such distributions shall be included in the calculation of the amount of Restricted Payments; (v) transfer of the Right of First Offer to an Affiliate of SCGC in accordance with Section 4.11; (vi) distributions to the General Partner or limited partners of RAS as Tax Allowance Amounts which are payable in cash and made as distributions to all partners; (vii) any redemption or purchase by the Issuers or any Restricted Subsidiary of Capital Stock or Subordinated Obligations of either of the Issuers required by a Gaming Authority in order to preserve a material Gaming License; provided, that so long as such efforts do not jeopardize any material Gaming License, the Issuers or such Restricted Subsidiary shall have diligently tried to find a third-party purchaser for such Capital Stock or Subordinated Obligations and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Capital Stock or Subordinated Obligations within a time period acceptable to such Gaming Authority and (viii) the payment of the subordinated development fee due to SCGC in an amount not to exceed $3.0 million; provided, however, that in the case of clauses (i), (ii), (iii), (v) and (viii), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

                  (c) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the General Partner) of the assets so utilized in making such Restricted Payment, provided, however, that
(i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment in an aggregate amount in excess of $2.0 million, a written opinion as to the fairness of the valuation thereof (as determined by RAS) for purposes of determining compliance with this Section 4.07 shall be issued by an independent investment banking firm of national standing.

                  (d) Not later than the date of making any Restricted Payment, RAS shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon RAS's latest available quarterly financial statements, and a copy of any required investment banker's opinion.

SECTION 4.08. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

                  RAS shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to RAS, (ii) make any loans or advances to RAS or (iii) transfer any of its property or assets to RAS, except:
(a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement); (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebt-edness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by RAS and outstanding on such date (other than Indebtedness incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of RAS or was acquired by RAS); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness incurred without violation of this Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause
(c); provided, however, that the encumbrances and restrictions with respect to Restricted Subsidiaries contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the Holders of the Notes in any material respect, as determined in good faith by the General Partner, than encumbrances and restrictions with respect to Restricted Subsidiaries contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of RAS or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of RAS or any of its Subsidiaries in any manner material to RAS or any such Restricted Subsidiary; (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) in the case of clause
(iii) above, any instrument governing or evidencing Indebtedness of a Person acquired by RAS or any Restricted Subsidiary of RAS at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided, however, that such Indebtedness is not incurred in connection with or in contemplation of such acquisition; (g) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (h) encumbrances or restrictions imposed by any Gaming Authority; and (i) encumbrances or restrictions arising or existing by reason of applicable law.

SECTION 4.09.  LIMITATION ON INDEBTEDNESS.

                  (a) RAS shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness; provided, however, that: (i) RAS and its Restricted Subsidiaries may incur Indebtedness ranking pari passu with or which is expressly subordinate and junior in right of payment to, the Notes, if no Default or Event of Default shall have occurred and be continuing at the time of such incurrence or would occur as a consequence of such incurrence and the Consolidated Coverage Ratio would be equal to at least 2.00 to 1.00; and (ii) RAS and its Restricted Subsidiaries may incur Senior Indebtedness if no Default or Event of Default shall have occurred and be continuing at the time of such incurrence or would occur as a consequence of such incurrence and the Consolidated Coverage Ratio would be at least equal to 2.50 to 1.00.

                  (b) Notwithstanding the foregoing paragraph (a), RAS and its Restricted Subsidiaries may incur the following Indebtedness:

                  (i) the Indebtedness under the Credit Agreement, in an aggregate principal amount outstanding at any time not to exceed $100.0 million (less the amount of any repayments of principal of the Mortgage Notes and any permanent reductions in the amount of available borrowings under the Revolving Credit Facility as a result of repayments made thereunder);

                  (ii) the incurrence by RAS or any of its Restricted Subsidiaries of Indebtedness (which may include Capital Lease Obligations, Attributable Indebtedness incurred in connection with a Sale/Leaseback transaction or purchase money obligations), incurred for the purpose of financing all or any part of the purchase or lease of personal property or equipment used in the business of RAS or such Restricted Subsidiary, in an aggregate principal amount pursuant to this clause (ii) (including any refinancings thereof pursuant to clause
         (iv) below) not to exceed $15.0 million (plus accrued interest thereon and the amount of reasonable expenses incurred and premium paid in connection with any refinancing pursuant to clause (iv) below) outstanding at any time;

                  (iii) Indebtedness of RAS owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by RAS or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to RAS or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

                  (iv) Indebtedness represented by (a) the Notes, (b) any Subsidiary Guarantee, and (c) any Refinancing Indebtedness incurred in respect of any Indebtedness described in this clause (iv) or incurred pursuant to paragraph (a) above;

                  (v) (A) Indebtedness of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by RAS (other than Indebtedness incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by
         RAS); provided, however, that at the time such Restricted Subsidiary is acquired by RAS, RAS would have been able to incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness incurred by a Restricted Subsidiary in respect of Indebtedness incurred by such Restricted Subsidiary pursuant to this clause (v);

                  (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by RAS or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of RAS or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

                  (vii) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of RAS or its Restricted Subsidiaries (as determined in good faith by the General Partner of RAS) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of RAS or its Restricted Subsidiaries incurred without violation of this Indenture or to business transactions of RAS or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

                  (viii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credits, surety bonds or performance bonds securing any obligations of RAS or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Restricted Subsidiary of RAS (other than Guarantees of Indebtedness or other Obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of RAS for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by RAS or any of its Restricted

         Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (viii) when taken together with all Indebtedness incurred pursuant to this clause (viii) and then outstanding, shall not exceed $2 million;

                  (ix) Indebtedness consisting of (A) Guarantees by RAS (so long as RAS could have incurred such Indebtedness directly without violation of this Indenture) and (B) Guarantees by a Restricted Subsidiary of Indebtedness incurred by RAS without violation of this Indenture (so long as such Restricted Subsidiary could have incurred such Indebtedness directly without violation of this Indenture);

                  (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by RAS or its Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $250,000 at any time, provided that such Indebtedness is extinguished within two Business Days of its incurrence; and

                  (xi) Indebtedness (other than Indebtedness described in clauses (i) --(x)) in a principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (xi) and then outstanding, will not exceed $5 million (it being understood that any Indebtedness incurred under this clause
         (xi) shall cease to be deemed incurred or outstanding for purposes of this clause (xi) (but shall be deemed to be incurred for purposes of paragraph (a)) from and after the first date on which RAS or its Restricted Subsidiaries could have incurred such Indebtedness under the foregoing paragraph (a) without reliance upon this clause (xi)).

                  (c) Neither RAS nor any Restricted Subsidiary shall incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of RAS unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary shall incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligation.

                  (d) RAS will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt.

SECTION 4.10.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

                  (a) RAS shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) RAS or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the General Partner (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by RAS or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by RAS (or such Restricted Subsidiary, as the case may be) (A) first, to the extent RAS or any Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), (x) to prepay, repay or purchase Senior Indebtedness or (y) to the investment in or acquisition of Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within 365 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Notes at 101% of their principal amount plus accrued and unpaid interest, if any, thereon; (C) third, within 90 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to prepay, repay or repurchase Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to RAS); and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (w) the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments,
(y) the prepayment, repayment or purchase of Indebtedness of RAS (other than Indebtedness owing to any Subsidiary of RAS) or Indebtedness of any Subsidiary (other than Indebtedness owed to RAS or any Subsidiaries of RAS) or (z) any other purpose otherwise permitted under this Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A), (B) and (C) or the date that is one year from the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (C) or (D) above, RAS or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, RAS and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.10 at any time exceed $5 million. RAS shall not be required to make an offer for Notes pursuant to Section 3.09 if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than $5 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).



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
                  For the purposes of this Section 4.10, the following will be deemed to be cash: (x) the assumption by the transferee of Senior Indebtedness of RAS or Senior Indebtedness of any Restricted Subsidiary of RAS and the release of RAS or such Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition (in which case RAS shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by RAS or any Restricted Subsidiary of RAS from the transferee that are promptly (and in any event within 60 days) converted by RAS or such Restricted Subsidiary into cash.

                  (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a) (iii) (B), the Issuers will be required to purchase Notes tendered pursuant to an offer by the Issuers for the Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section
3.09. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Issuers will apply the remaining Net Available Cash in accordance with clauses (a) (iii) (C) or (D) above.

                  (c) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to
Section 3.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of Section 3.09 and/or this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 4.11.  LIMITATION ON AFFILIATE TRANSACTIONS.

                  (a) RAS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of RAS, other than a Wholly-Owned Subsidiary or RAS, Inc. (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to RAS or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the General Partner and by a majority the disinterested members of such Board of Directors, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction



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
satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2 million, RAS has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to RAS or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 4.07, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the General Partner, (iii) loans or advances to employees in the ordinary course of business of RAS or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 to any employee or $1.0 million in the aggregate at any time, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of RAS and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Offering Memorandum or (y) otherwise, in the aggregate, immaterial to RAS and its Restricted Subsidiaries taken as a whole, (vii) any employment, non-competition or confidentiality agreements entered into by RAS or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) provided that no Default or Event of Default exists or would occur as a consequence of such payment, payment of the management fee to the General Partner in an amount not to exceed the sum of (x) 3% of net revenues ("Net Revenue Fee") and (y) 6% of EBITDAM (net of the Net Revenue Fee), (ix) the issuance of Capital Stock of RAS (other than Disqualified Stock) and (x) payments to SCR for amounts allocated by SCR to RAS for compensation (whether deferred or current) of SCR employees providing services to RAS and related expenses.

                  In addition, if an opportunity arises to develop further sites in the Summerlin master planned community as a result of a right of first offer from HHC or an Affiliate of HHC (each a "Right of First Offer"), and RAS elects to pursue such opportunity, RAS shall use its reasonable efforts to pursue such opportunity to develop and finance such site under this Indenture or the Credit Agreement. If this Indenture or the Credit Agreement, however, restricts RAS's ability to pursue such opportunity, the foregoing paragraph (a) shall not prohibit RAS from transferring the Right of First Offer to an Affiliate of SCGC established by SCGC to pursue such opportunity; provided, that, such Affiliate is at least 85% owned by SCGC (directly or indirectly) and RAS receives an interest in such Affiliate equal to the value of the Right of First Offer as determined in good faith by the Board of Directors of the General Partner.

SECTION 4.12.  LIMITATION ON LIENS.



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
                  RAS shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Liens except for Permitted Liens.

SECTION 4.13.  CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate or partnership existence, as the case may be, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of RAS, Inc. or the General Partner of RAS, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Noteholders.

SECTION 4.14.  CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control each Noteholder will have the right to require the Issuers to repurchase all or any part of such Noteholder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment") (subject to the right of Noteholders of record on a relevant Record Date to receive interest due on the relevant Interest Payment Date).

                  (b) No earlier than 30 days and no later than 60 days following a Change of Control the Issuers shall mail a notice to each Noteholder with a copy to the Trustee stating:

                  (i) that a Change of Control has occurred and that such Noteholder has the right to require the Issuers to purchase such Noteholder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Noteholders of record on a Record Date to receive interest on the relevant Interest Payment
         Date) (the "Change of Control Offer");

                  (ii) the repurchase date (which shall be no earlier than 70 days nor later than 90 days from the date such notice is mailed) (the "Change of Control Payment Date"); and




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
                  (iii) the procedures determined by the Issuers, consistent with this Indenture, that a Noteholder must follow in order to have its Notes purchased.

                  If the Credit Facilities are in effect or any amounts are owing thereunder, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to the Holders as described in this paragraph, but in any event within 30 days following the occurrence of such Change of Control, the Issuers will (i) repay in full all obligations under the Credit Facilities, (ii) offer to repay in full all obligations under such Credit Facilities and repay the obligations under such credit facilities of each lender who has accepted such offer or (iii) obtain the requisite consents under such Credit Facilities to permit the repurchase of the Notes pursuant to a Change of Control Offer.

                  The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

                  (c) Noteholders electing to have a Note repurchased will be required to surrender the Note, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the Note completed, to the Issuers at the address specified in the notice at least 10 Business Days prior to the repurchase date. Noteholders will be entitled to withdraw their election if the Trustee or the Issuers receives, not later than three Business Days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of the Note which was delivered for repurchase by the Noteholder and a statement that such Noteholder is withdrawing his election to have such Note purchased.

                  (d) On the Change of Control Payment Date, the Issuers will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Trustee will promptly mail to each Noteholder so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Unless the Issuers default in the payment for any Notes properly tendered pursuant to the Change of Control Offer, any Notes accepted for payment pursuant



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
to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

SECTION 4.15.  LIMITATION ON ISSUANCES OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES.

                  RAS will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to RAS or a Wholly-Owned Subsidiary of RAS) or permit any Person (other than RAS or a Wholly-Owned Subsidiary of RAS) to own any Capital Stock of a Restricted Subsidiary of RAS, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of RAS; provided, however, that this provision shall not prohibit (x) RAS or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture.

SECTION 4.16.  LIMITATION ON REPAYMENT UPON A CHANGE OF CONTROL.

                  The Issuers will not make an offer to repurchase any Subordinated Obligations if they are required to do so pursuant to a Change of Control until at least 60 days after the occurrence of such Change of Control and shall not purchase any Subordinated Obligations for 30 days following the time the Issuers are required to make purchases of the Notes under this Indenture following such Change of Control.

SECTION 4.17.  LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

                  RAS will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (i) RAS or such Restricted Subsidiary, as the case may be, would be entitled to pursuant to this Indenture to incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (ii) the Net Cash Proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $1.0 million, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the General Partner as evidenced by a Board Resolution and (iii) the net cash proceeds of such Sale/Leaseback Transaction are applied in accordance with the provisions of
Section 4.10.




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SECTION 4.18.  LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES.

                  RAS may designate any Subsidiary of RAS (other than a Subsidiary of RAS which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                  (b) RAS would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) the fair market value of the Capital Stock of such Subsidiary owned by RAS and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of RAS and the Restricted Subsidiaries in such Subsidiary on such date; and

                  (c) RAS would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
         4.09 at the time of Designation (assuming the effectiveness of such Designation).

                  In the event of any such Designation, RAS shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.07 for all purposes of this Indenture in the Designation Amount. RAS shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.07.

                  RAS may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

                  (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and




                                      -61-
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                  (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

                  All Designations and Revocations must be evidenced by a Board Resolution of the General Partner and an Officers' Certificate of each of the Issuers delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.19.  FURTHER INSTRUMENTS AND ACTS.

                  The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuers, except as otherwise set forth herein, but the Trustee may require of the Issuers full information and advice as to the performance of the covenants, conditions and agreements contained herein, and upon request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.20.  RAS TO CAUSE CERTAIN SUBSIDIARIES TO BECOME GUARANTORS.

                  RAS shall cause all of its future Restricted Subsidiaries (including any Unrestricted Subsidiary upon being designated a Restricted Subsidiary) to, jointly and severally, guaranty, irrevocably and unconditionally, all principal, premium, if any, and interest on the Notes on a senior subordinated basis. If RAS or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the Issue Date, then such Restricted Subsidiary shall execute and deliver the documents required by
Section 11.07. Upon execution and delivery of such documents after the Issue Date, the relevant Subsidiary Guarantor will deliver to the Trustee an Opinion of Counsel relating to the enforceability and authorization of such Subsidiary Guarantee in accordance with the terms of this Indenture.

SECTION 4.21.  LIMITATION ON STATUS AS INVESTMENT COMPANY.

                  The Issuers will not, and RAS will not permit any of its Restricted Subsidiaries to, be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

SECTION 4.22.  LIMITATION ON LAYERED INDEBTEDNESS.

                  RAS shall not, directly or indirectly, incur any Indebtedness, and shall not permit any Subsidiary Guarantor to incur any Indebtedness that is expressly subordinate in right of payment to any other Indebtedness of RAS or such Subsidiary Guarantor, as applicable, unless such Indebtedness is expressly subordinate in right of payment to, or ranks pari passu with, the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor in all respects.

SECTION 4.23.  LIMITATION ON BUSINESS ACTIVITIES OF RAS.

                  RAS shall not, and shall not permit any Restricted Subsidiary to, engage, directly or indirectly, in any business other than a Permitted Business.

SECTION 4.24.  LIMITATION ON BUSINESS ACTIVITIES OF RAS, INC.

                  RAS, Inc. shall not engage in any trade or business, and shall conduct no business activity, other than the incurrence as a joint and several obligor of Indebtedness of RAS permitted under Section 4.09 and the holding of the Capital Stock issued by RAS to RAS, Inc. and activities incidental thereto. RAS, Inc. shall not create, capitalize or otherwise own or acquire any Subsidiary.


                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.  LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF ASSETS.

                  RAS shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person, unless:

                     (i) the resulting, surviving or transferee Person (the "Successor Entity") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Entity (if not RAS) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of RAS under the Notes and this Indenture;

                    (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Entity or any Subsidiary of the Successor Entity as a result of such transaction as having been incurred by the Successor Entity or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                   (iii) immediately after giving effect to such transaction, the Successor Entity (A) would have a Consolidated Net Worth equal to or greater than the



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
         Consolidated Net Worth of RAS immediately prior to such transaction and
         (B) would be able to incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.09;

                    (iv) RAS shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

                    (v) there has been delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

                  The Successor Entity will succeed to, and be substituted for, and may exercise every right and power of, RAS under this Indenture, but, in the case of a lease of all or substantially all its assets, RAS will not be released from the obligation to pay the principal of and interest on the Notes.

                  Notwithstanding clauses (ii) and (iii) of Section 5.01, any Restricted Subsidiary of RAS may consolidate with, merge into or transfer all or part of its properties and assets to RAS in a transaction that otherwise complies with Section 5.01.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

                (a) An "Event of Default" occurs if:

                    (i) there is a default in any payment of interest on any Note when due, continued for 30 days;

                    (ii) there is a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (iii) there is a failure by RAS to comply with its obligations under Section 5.01 hereof;

                  (iv) there is a failure by the Issuers to comply for 30 days after notice with any of its obligations under Article 4 (in each case, other than a failure to purchase Notes under Section 4.10 or 4.14, which shall constitute an Event of Default under clause (ii) above, or the failure to pay interest, principal or premium, if any, on the Notes under Section 4.01, which shall constitute an Event of Default under clause (i) or (ii) above);

                  (v) there is a failure by the Issuers or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture;

                  (vi) Indebtedness of RAS or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million and such default shall not have been cured or such acceleration rescinded after a 10-day period;

                  (vii) any judgment or decree for the payment of money in excess of $2.0 million (to the extent not covered by insurance) is rendered against either of the Issuers or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable;

                  (viii) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee and such Default continues for 10 days;

                  (ix) either of the Issuers or any of their Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors,

                           (E) consents to or acquiesces in the institution of a
                  bankruptcy or an insolvency proceeding against it, or

                           (F) takes any corporate action to authorize or effect
                  any of the foregoing; or

                  (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against either of the Issuers or
                  any of their Significant Subsidiaries in an involuntary case,

                           (B) appoints a Custodian of either of the Issuers or
                  any of their Significant Subsidiaries or for all or substantially all of the property of RAS or any of its Significant Subsidiaries, or

                           (C) orders the liquidation of either of the Issuers
                  or any of their Significant Subsidiaries,

         and the order or decree remains unstayed and in effect for 60 consecutive days.

                  (xi) revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the total cessation or total suspension of gaming operations of the Resort Casino for a period of more than 90 days; or

                  (xii) the Resort Casino has not commenced hotel and gaming operations by October 2, 1999.

                  (b) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  (c) A Default under clause (iv) or (v) of Section 6.01(a) hereof is not an Event of Default until the Trustee notifies the Issuers or such Subsidiary Guarantor, as the case may be, or the Holders of 25% in principal amount of the outstanding Notes notifies the Issuers or such Subsidiary Guarantor, as the case may be, and the Trustee of the Default and the Issuers or such Subsidiary Guarantor, as the case may be, do not cure such Default within the time specified in such clause (iv) or (v) after receipt of the notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."



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
SECTION 6.02.  ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in clause (ix) or (x) of Section 6.01(a) with respect to either of the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes by notice to the Issuers and the Trustee, may declare (a "Declaration") the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable (the "Default Amount"). Upon any such Declaration, the Default Amount shall be due and payable immediately. If an Event of Default specified in clause (ix) or (x) of Section 6.01(a) occurs with respect to either of the Issuers, the Default Amount shall ipso facto become and be immediately due and payable without any Declaration or other act on the part of the Trustee or any Noteholder. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee and to the Issuers may rescind any Declaration if the rescission would not conflict with any judgment or decree and if all Events of Default then continuing (other than any Events of Default with respect to the nonpayment of principal of or interest on any Note which has become due solely as a result of such Declaration) have been cured and the Trustee has been paid all amounts due to it under Section 7.07, and may waive any Default other than a Default with respect to a covenant or provision that cannot be modified or amended without the consent of each Noteholder pursuant to Section 9.02 hereof.

SECTION 6.03.  OTHER REMEDIES.

                  (a) If an Event of Default occurs and is continuing, the Trustee and the Noteholders may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  (c) If an Event of Default occurs and is continuing, the Trustee shall, subject to Section 7.05, mail to each Noteholder in the manner and to the extent provided in TIA 313(a) a notice that Noteholders of a majority in principal amount of the outstanding Notes may direct the Trustee to direct the Account Agent (as defined in the Notes Proceeds Agreement) to take all required action under Section 3.02 of the Notes Proceeds Agreement pay to the Trustee the Collateral (as defined in the Notes Proceeds Agreement) for distribution pursuant to Section 6.10 hereof.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

                  Noteholders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Noteholders, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on any Note (other than principal, premium (if any) or interest which has become due solely as a result of a Declaration) or a Default or Event of Default that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

                  Noteholders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.  LIMITATION ON SUITS.

                  (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                      (i) the Noteholder has previously given to the Trustee written notice of a continuing Event of Default;

                      (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                      (iii) such Noteholder or Noteholders offer, and, if requested, provide, to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                      (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                      (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee, in the reasonable opinion of the Trustee, a direction inconsistent with the request.

                  (b) A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07.  RIGHTS OF NOTEHOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal, premium, if any, interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a)(i) or (ii) or an acceleration pursuant to Section 6.02 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers or any Subsidiary Guarantor or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Notes and interest on overdue principal, premium, if any, and, to the extent lawful, interest on overdue installments of interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including any advances made by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuers or any Subsidiary Guarantor (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

                  (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                      (i) First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                      (ii) Second: if the Noteholders are forced to proceed against the Issuers directly without the Trustee, to the Noteholders for their collection costs;

                      (iii) Third: subject to Article 9, to the Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                      (iv) Fourth: to the Issuers or, to the extent the Trustee collects any amount pursuant to Article 10 hereof from any Subsidiary Guarantor, to such Subsidiary Guarantor, or to such party as a court of competent jurisdiction shall direct.

                  (b) The Trustee may fix a record date and payment date for any payment to Noteholders. At least 15 calendar days before such record date, the Issuers shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11.  UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances and in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                      (i) the Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (i) this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Section 7.01 and to the provisions of the TIA.

SECTION 7.02.  RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document unless the Trustee has reason to believe such fact or matter is not true.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee, subject to 7.01(c), shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

                  (f) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or wilful default with respect to such permissive rights.

                  (g) Except for an Event of Default of which a Responsible Officer of the Trustee has "actual knowledge," the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by an Issuer or the Noteholders of not less than 25% in aggregate principal amount of Notes outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Subsidiary Guarantor or any Affiliate of either the Issuers or of any Subsidiary Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Subsidiary Guarantees, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or the Subsidiary Guarantees or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall have no duty or obligation to create, monitor or maintain any security interest granted under the Notes Proceeds Agreement or the Disbursement Agreement, or to monitor or otherwise ensure the performance of any party other than the Trustee of its duties or obligations under either such agreement.

SECTION 7.05.  NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if a Responsible Offerer of the Trustee has knowledge thereof, the Trustee shall mail to each Noteholder in the manner and to the extent provided in TIA 313(a) a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default or Event of Default in any payment of principal, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as its Board of Directors, a committee of its Board of Directors or a committee of its officers in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.06.  REPORTS BY TRUSTEE TO NOTEHOLDERS.

                  (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as the Notes remain outstanding, the Trustee shall mail to the Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

                  (b) A copy of each report at the time of its mailing to the Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed, in accordance with and to the extent required by TIA Section 313(d). RAS shall promptly notify the Trustee if and when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

                  (a) The Issuers and the each of the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, including extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and each of the Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  (b) The Issuers and each of the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee against, and hold the Trustee harmless from any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by RAS, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth below in subparagraph (d). The Trustee shall notify the Issuers and each of the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify RAS or any Subsidiary Guarantor shall not relieve the Issuers or any of the Subsidiary Guarantors of their Obligations hereunder. The Trustee may have separate counsel and the Issuers and each of the Subsidiary Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (c) The obligations of the Issuers and each of the Subsidiary Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

                  (d) Notwithstanding subparagraphs (a) or (b) above, neither the Issuers nor any Subsidiary Guarantor need reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence, bad faith or willful misconduct.

                  (e) To secure the Issuers' and each of the Subsidiary Guarantor's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the resigna-tion or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

                  (f) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for such services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08 and upon compliance with the requirements of all applicable Gaming Laws.

                  (b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuers. The Noteholders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:

                      (i) the Trustee fails to comply with Section 7.10 hereof;

                      (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                      (iii) a Custodian, receiver or other public officer takes charge of the Trustee or its property;

                      (iv) the Trustee becomes incapable of acting; or

                      (v) the Trustee is found unsuitable or unqualified by any Gaming Authority.

                  (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Noteholder of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                  (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the



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rights, powers and duties of the Trustee under this Indenture. The successor
Trustee shall mail a notice of its succession to each Noteholder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, RAS's and each of the Subsidiary Guarantor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, any of the Subsidiary Guarantors or the Noteholders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 7.10, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

                  (a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and shall have (or be a part of a holding company with) a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b).



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The provisions of TIA Section 310 shall also apply to the Issuers and each of the Subsidiary Guarantors, as obligor of the Notes.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST RAS.

              The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuers and each of the Subsidiary Guarantors as obligor on the Notes.


                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.01.  DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

                  (a) When (i) the Issuers deliver to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07 hereof) canceled or for cancellation or (ii) all outstanding Notes have become due and payable and the Issuers irrevocably deposit with the Trustee funds sufficient to pay at maturity all outstanding Notes, including interest thereon (other than Notes replaced pursuant to Section 2.07 hereof), and if in either case RAS pays all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Sections 8.01(e) and 8.06 hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee and at the cost and expense of RAS.

                  (b) Subject to Sections 8.01(e), 8.02 and 8.06 hereof, the Issuers at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) all obligations under Sections 3.09, 4.04(a), (b) and (c), 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.15, 4.16, 4.17, 4.18, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25 and 5.01(iii) and (i)
("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of its covenant defeasance option.

                  (c) If the Issuers exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuers exercises their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a)(iv), 6.01(a)(vi), 6.01(a)(ix) or 6.01(a)(x) (but only with respect to
Significant Subsidiaries) or 6.01(a)(vii) or 6.01(a)(viii) hereof, or because of the failure of the Issuers or the Subsidiary Guarantors to comply with Sections 5.01(iii) or 5.01(iv).



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
                  (d) Upon satisfaction of the conditions set forth herein and
Section 8.02 and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                  (e) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.01(d), 8.04,
8.05 and 8.06 hereof and the obligations of each Subsidiary Guarantor under
Article 11 in respect thereof shall survive until the Notes have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04, 8.05 and 8.08 hereof and the obligations of each Subsidiary Guarantor under Article 11 in respect thereof shall survive.

SECTION 8.02.  CONDITIONS TO DEFEASANCE.

                  (a) The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

                      (i) The Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts (as certified by a nationally recognized firm of independent public accountants), to pay and discharge at their Stated Maturity (or such earlier redemption date as the Issuers shall have specified to the Trustee) the principal of, premium, if any, interest on all outstanding Notes to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes;

                      (ii) in the case of the legal defeasance option only, 123 days pass after the deposit is made and during the 123 day period no Default or Event of Default specified in Section 6.01(ix) or (x) hereof with respect to the Issuers or any Subsidiary Guarantor occurs which is continuing at the end of the period;

                      (iii) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                      (iv) the deposit does not constitute a default under any other agreement binding on the Issuers;

                      (v) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as,



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
         a regulated investment company under the Investment Issuers Act of 1940, as amended;

                      (vi) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                      (vii) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                      (viii) The Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

                  (b) In order to have money available on a payment date to pay principal, premium, if any, or interest on the Notes, the U.S. Government Obligations deposited pursuant to preceding clause (a) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                  (c) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3 hereof.

SECTION 8.03.  APPLICATION OF TRUST MONEY.

              The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Notes.




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SECTION 8.04.  REPAYMENT TO THE ISSUERS.

                  (a) The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money or securities held by them at any time; provided, however, that the Trustee shall not pay any such excess to the Issuers unless the amount remaining on deposit with the Trustee, after giving effect to such transfer is sufficient to pay principal, premium, if any, and interest on the outstanding Notes, which amount shall be certified to the Trustee by independent public accountants.

                  (b) The Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Issuers shall have either caused notice of such payment to be mailed to each Noteholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Issuers, Noteholders entitled to the money must look to the Issuers and the Subsidiary Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.

                  The Issuers and the Subsidiary Guarantors, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.  REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each of the Subsidiary Guarantor's Obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Issuers or any Subsidiary Guarantor have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its Obligations, the Issuers or any of the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights



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of the Noteholders to receive such payment from the money or U.S. Government
Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                  SUBORDINATION

SECTION 9.01.  AGREEMENT TO SUBORDINATE.

                  The Issuers and each Subsidiary Guarantor agree, and each Holder by accepting a Note and the related Subsidiary Guarantee agrees, that the Indebtedness evidenced by the Notes and the related Subsidiary Guarantees is subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment of (i) all Senior Indebtedness in the case of the Notes and (ii) all Guarantor Senior Indebtedness of each Subsidiary Guarantor in the case of its obligations under its Subsidiary Guarantee and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness and such Guarantor Senior Indebtedness. All provisions of this
Article 9 shall be subject to Section 9.12.

SECTION 9.02.  LIQUIDATION, DISSOLUTION, BANKRUPTCY.

                  Upon any payment or distribution of the assets of the Issuers or any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuers or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or such Subsidiary Guarantor or their respective properties:

                  (a) holders of Senior Indebtedness in the case of the Issuers or holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor in the case of such Subsidiary Guarantor shall be entitled to receive payment in full of all Senior Indebtedness in the case of the Issuers or all such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor before Holders shall be entitled to receive any payment of principal of or interest on or other amounts with respect to the Notes from the Issuers or such Subsidiary Guarantor, whether directly by the Issuers or pursuant to the Subsidiary Guarantees; and

                  (b) until the Senior Indebtedness in the case of the Issuers or such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor is paid in full in cash or cash equivalents, any payment or distribution to which Holders would be entitled but for this Article 9 shall be made to holders of Senior Indebtedness in the case of payments or distributions made by the Issuers or the



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
         holders of such Guarantor Senior Indebtedness in the case of payments or distributions made by such Subsidiary Guarantor, in each case as their respective interests may appear.

SECTION 9.03.  DEFAULT ON SENIOR INDEBTEDNESS OR GUARANTOR SENIOR
INDEBTEDNESS.

                  Neither the Issuers nor any Subsidiary Guarantor may pay the principal of, premium (if any), interest or Additional Interest on the Notes or make any deposit pursuant to Article 8 or repurchase, redeem or otherwise retire any Notes, whether directly by the Issuers or by such Subsidiary Guarantor under its Subsidiary Guarantee (collectively, "pay the Notes") if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Issuers or such Subsidiary Guarantor may pay the Notes, whether directly or pursuant to the Subsidiary Guarantee, without regard to the foregoing if the Issuers or such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred or is continuing. During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Issuers nor any Subsidiary Guarantor may pay the Notes, either directly or pursuant to the Subsidiary Guarantee for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuers of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or
(iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions of the immediately preceding sentence, but subject to the provisions of the first sentence of this paragraph and the provisions of Section 9.02, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Issuers or such Subsidiary Guarantor may resume payments on the Notes, either directly or pursuant to the Subsidiary Guarantee, after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during



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such period. In no event, however, may the total number of days during which any
Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated
Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 9.04.  ACCELERATION OF PAYMENT OF NOTES.

                  If payment of the Notes is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the Representative (if any) of any issue of Designated Senior Indebtedness which is then outstanding; provided, however, that the Issuers and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered an address for the service of such a notice to the Issuers and the Trustee (and the Issuers and the Trustee shall only be obligated to deliver the notice to the address so specified). If a notice is required pursuant to the immediate preceding sentence, neither the Issuers nor any Subsidiary Guarantor may pay the Notes until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may pay the Notes only if the provisions of this Article 9 otherwise permit payment at that time.

SECTION 9.05  WHEN DISTRIBUTION MUST BE PAID OVER.

                  If a distribution is made to Holders that because of this
Article 9 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and Guarantor Senior Indebtedness, as the case may be, and promptly pay it over to them as their respective interests may appear.

SECTION 9.06  SUBROGATION.

                  After all Senior Indebtedness and Guarantor Senior Indebtedness is paid in full in cash or cash equivalents and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness and Guarantor Senior Indebtedness to receive distributions applicable to Senior Indebtedness and Guarantor Senior Indebtedness. A distribution made under this Article 9 to holders of Senior Indebtedness or Guarantor Senior Indebtedness which otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers of Senior Indebtedness or,



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as between a Subsidiary Guarantor and Holders, a payment by such Subsidiary
Guarantor of Guarantor Senior Indebtedness.

SECTION 9.07.  RELATIVE RIGHTS.

                  This Article 9 defines the relative rights of Holders and holders of Senior Indebtedness and Guarantor Senior Indebtedness. Nothing in this Indenture shall:

                  (1) impair, as between the Issuers or the Subsidiary Guarantors, as the case may be, and Holders, the obligation of the Issuers or the Subsidiary Guarantors, as the case may be, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

                  (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness and Guarantor Senior Indebtedness to receive distributions otherwise payable to Holders.

SECTION 9.08. SUBORDINATION MAY NOT BE IMPAIRED BY ISSUERS OR THE SUBSIDIARY GUARANTORS.

                  No right of any holder of Senior Indebtedness or Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes or the related Subsidiary Guarantee shall be impaired by any act or failure to act by the Issuers or any Subsidiary Guarantor or by the failure of any of them to comply with this Indenture.

SECTION 9.09.  RIGHTS OF TRUSTEE AND PAYING AGENT.

                  Notwithstanding Section 9.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 9. The Issuers, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness or Guarantor Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness or Guarantor Senior Indebtedness has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness or Guarantor Senior Indebtedness with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 9 with respect to any Senior Indebtedness or Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness or Guarantor Senior Indebtedness; and nothing in this Article 9 shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article 9 shall apply to compensation or other payments to the Trustee under or pursuant to Section 7.07.

SECTION 9.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness or Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

SECTION 9.11. ARTICLE 9 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

                  The failure to make a payment in respect of the Notes, whether directly or pursuant to the Subsidiary Guarantees, by reason of any provision in this Article 9 shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article 9 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes or to make a claim for payment under the Subsidiary Guarantees.

SECTION 9.12.  TRUST MONEYS NOT SUBORDINATED.

                  Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations deposited in trust under Article 8 with by the Trustee for the payment of principal of and interest on the Notes at a time when this Article 9 would not prevent payments on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or Guarantor Senior Indebtedness or subject to the restrictions set forth in this Article 9, and none of the Holders shall be obligated to pay over any such amount to the Issuers, any Subsidiary Guarantor, any holder of Senior Indebtedness of the Issuers, any holder of Guarantor Senior Indebtedness or any other creditor of the Issuers or any Subsidiary Guarantor.

SECTION 9.13.  TRUSTEE ENTITLED TO RELY.

                  Upon any payment or distribution pursuant to this Article 9, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 9.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness or Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders

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of Senior Indebtedness, Guarantor Senior Indebtedness and other Indebtedness of the Issuers or the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article 9, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 9, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 9.

SECTION 9.14.  TRUSTEE TO EFFECTUATE SUBORDINATION.

                  Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness and Guarantor Senior Indebtedness as provided in this
Article 9 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 9.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS AND SUBSIDIARY GUARANTOR SENIOR INDEBTEDNESS.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or the Issuers, the Subsidiary Guarantors or any other Person, money or assets to which any holders of Senior Indebtedness or Guarantor Senior Indebtedness shall be entitled by virtue of this Article 9 or otherwise.

SECTION 9.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS AND GUARANTOR SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

                  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness or Guarantor Senior Indebtedness, whether such Senior Indebtedness or Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness or Guarantor Senior Indebtedness and such holder of Senior

Indebtedness or Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness or Guarantor Senior Indebtedness.


                                   ARTICLE 10

                                   AMENDMENTS

SECTION 10.01.  WITHOUT CONSENT OF NOTEHOLDERS.

                  (a) Notwithstanding Section 10.02 of this Indenture, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Noteholder:

                      (i) to cure any ambiguity, omission, defect or inconsistency; provided, that such amendment or supplement does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Noteholder in any respect;

                      (ii) to comply with Article 5 hereof;

                      (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue
         Code);

                      (iv) to add further Guarantees with respect to the Notes or to secure the Notes with additional collateral;

                      (v) to add to the covenants of the Issuers for the benefit of the Noteholders or to surrender any right or power conferred upon the Issuers or the Guarantors;

                      (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                      (vii) to make any change that would provide additional rights or benefits to the Holders of the Notes or that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Noteholder in any respect; or

                      (viii) to evidence or provide for a replacement Trustee under Section 7.08 hereof;

provided, that the Issuers have delivered to the Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 10.01.

                  (b) Upon the request of the Issuers and the Subsidiary Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, Section 10.06 and Section 12.04 hereof, the Trustee shall join with the Issuers and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  (c) After an amendment or supplement under this Section 10.01 becomes effective, the Issuers shall mail to all Noteholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.


SECTION 10.02.  WITH CONSENT OF NOTEHOLDERS.

                  (a) Except as provided below in this Section 10.02, the Issuers and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Noteholders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes) and subject to Section 6.04 and 6.07 any existing Default or Event of Default and its consequences (other than a Default or Event of Default in the payment of principal premium, if any, or interest, if any, on the Notes except a payment default resulting from an acceleration of the Notes that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this
Section 10.02 may not (with respect to any Notes held by a non-consenting
Holder):

                      (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                      (ii) reduce the stated rate of or extend the stated time for payment of any interest on any Note;

                      (iii) reduce the principal of or extend the Stated Maturity of any Note or alter the redemption provisions (including without limitation Sections 3.07, 3.09, 4.11 and 4.14 hereof) with respect thereto;

                      (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed in accordance with Section 3.07;

                      (v) make any Note payable in money other than that stated in the Note;

                      (vi) make any change in Section 6.04 or 6.07 hereof or in this Section 10.02(a);

                      (vii) waive a Default or Event of Default in the payment of principal of premium, if any, or interest, if any, on, or redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                      (viii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                      (ix) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

                      (x) release any Subsidiary Guarantor from its Subsidiary Guaranty, except as provided herein.

                  (b) Upon the request of the Issuers and the Subsidiary Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Noteholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, Section 10.06 and Section 12.04 hereof, the Trustee shall join with the Issuers and the Subsidiary Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  (c) It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (d) After an amendment, supplement or waiver under this
Section 10.02 becomes effective, the Issuers shall mail to all Noteholders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 10.04.  REVOCATION AND EFFECT OF CONSENTS.

                  (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Trustee (or, if otherwise provided in such waiver, amendment or supplement, in accordance with its terms) and thereafter binds every Noteholder, unless it makes a change described in any of clauses (i) through (x) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note.

                  (b) The Issuers may fix a record date for determining which Noteholders must consent to such amendment, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Noteholders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Issuers shall designate. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the preceding paragraph of this Section 10.04.

SECTION 10.05.  NOTATION ON OR EXCHANGE OF NOTES.

                  (a) Notes authenticated and delivered after the execution of any supplemental indenture may bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 10 if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, in addition to the documents required by Section 7.02 and Section 12.04, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuers in accordance with its terms.


                                   ARTICLE 11

                          SUBSIDIARY GUARANTEE OF NOTES

SECTION 11.01.  SUBSIDIARY GUARANTEE

                  (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Noteholder of a Note now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuers hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such

Note, and (ii) all other monetary Obligations payable by the Issuers under this Indenture (including under Section 7.07 hereof) and the Notes (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Note and of this Indenture, subject, however, in the case of (i) and (ii) above, to the limitations set forth in Section 10.04 hereof. Each Subsidiary Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuers with respect thereto, the recovery of any judgment against the Issuers, any action to enforce the same, by the Noteholders or the Trustee, the recovery of any judgment against the Issuers, any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, the benefit of discussion, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that its Subsidiary Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

                  (b) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Noteholder or the Trustee to any Note held for payment of the Guaranteed Obligations.

                  (c) Each Subsidiary Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Noteholders or the Trustee in respect of any Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Noteholders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any Declaration of acceleration of such Guaranteed Obligations as provided in
Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Article 10.

                  (d) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Noteholder in enforcing any rights under this Article 11.

                  (e) The Subsidiary Guarantee set forth in this Article 11 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

SECTION 11.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

                  (a) To evidence each Subsidiary Guarantor's Subsidiary Guarantee set forth in this Article 11, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be placed on each Note authenticated and delivered by the Trustee.

                  (b) This Indenture shall be executed on behalf of each Subsidiary Guarantor, and an Officer of each Subsidiary Guarantor shall sign the notation of the Subsidiary Guarantee on the Notes, by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless. Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantee.

                  (c) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

SECTION 11.03.  SUBSIDIARY GUARANTEE UNCONDITIONAL, ETC.

                  Upon failure of payment when due of any Guaranteed Obligation for whatever reason, each Subsidiary Guarantor will be obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Issuers or any Subsidiary Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuers under this Indenture or any Note, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Note; any change in the corporate existence, structure or ownership of the Issuers, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuers or their assets or any resulting release or discharge of any obligation of the Issuers contained in this Indenture or any Note; the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against the Issuers, the Trustee, any Noteholder or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Issuers for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuers of the principal, premium, if any, or interest on any Note or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Issuers, the Trustee, any Noteholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Subsidiary Guarantors' obligations hereunder. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demand whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by the complete performance of the obligations contained in the Notes, this Indenture and in this Article 11. Each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until this Indenture shall have terminated and the principal of and interest on the Notes and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuers or otherwise, each Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 11, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Issuers with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuers in respect thereof.

SECTION 11.04.  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

                  Each Subsidiary Guarantor and by its acceptance hereof each Noteholder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Noteholders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 11.05 hereof, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

SECTION 11.05.  CONTRIBUTION.

                  In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under the Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Issuers' obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee.

SECTION 11.06.  RELEASE.

                  Upon the sale or disposition of all of the Equity Interests of a Subsidiary Guarantor to a Person which is not an Issuer or a Subsidiary of an Issuer, which is otherwise in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under this Indenture without any further action required on the part of the Trustee or any Noteholder; provided, however, that any such termination shall occur if and only to the extent that all Obligations of each Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Issuers and the other Subsidiary Guarantors shall also terminate upon such release, sale or transfer; provided further, that without limiting the foregoing, any proceeds received by the Issuers or any Subsidiary of the Issuers from such transaction shall be applied as provided in Section 4.10 and Section 3.09. The Trustee shall execute an appropriate instrument prepared by the Issuers evidencing such release upon receipt of a request by the Issuers accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.06. Any Subsidiary Guarantor not so released remains liable for the full amount of principal, premium, if any, and interest on the Notes as provided in this Article 11.

SECTION 11.07.  ADDITIONAL SUBSIDIARY GUARANTORS.

                  Any Person that was not a Subsidiary Guarantor on the date of this Indenture may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including, without limitation, the representations and warranties in this Article 11 and Article
12) of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Subsidiary

Guarantee of each Person described in this Section 11.07 shall apply to all Notes theretofore executed and delivered, notwithstanding any failure of such Notes to contain a notation of such Subsidiary Guarantee thereon.

SECTION 11.08.  SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                  (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into RAS or another Subsidiary Guarantor that is a Wholly-Owned Subsidiary of RAS or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to RAS or another Subsidiary Guarantor that is a Wholly-Owned Subsidiary of RAS. Upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

                  (b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person or Persons other than the RAS or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a Person other than RAS or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, however, that, subject to Sections
11.06 and 11.08(a), (x) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, or (ii) such transaction does not violate any covenants set forth in this Indenture, and (y) (i) the respective transaction is treated as an Asset Disposition for purposes of Section 4.10 and
Section 3.09 hereof or (ii) if the surviving Person is not the Subsidiary Guarantor, each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee set forth in this Article 11, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving Person in the merger), by supplemental indenture in form and substance satisfactory to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, and such successor Person shall succeed to, and be substituted for, the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

SECTION 11.09.  SUCCESSORS AND ASSIGNS.

                  This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.10.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Until such time as this Indenture becomes qualified under the TIA, the Issuers, the Subsidiary Guarantors and the Trustee shall be deemed subject to and governed by the TIA as if this Indenture were so qualified on the date hereof.

SECTION 12.02.  NOTICES.

                  (a) Any notice or communication by the Issuers, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), confirmed facsimile transmission or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Issuers or any of the Subsidiary Guarantors:

                  The Resort at Summerlin
                  1160 Town Center Drive
                  Suite 200
                  Las Vegas, NV  89134
                  Attention: John Tipton
                  Facsimile No.: (702) 869-7001

                  If to the Trustee:

                  United States Trust Issuers of New York
                  114 West 47th Street
                  New York, NY  10036
                  Attention:  Corporate Trust Administration
                  Facsimile No.:  (212) 852-1625

                  (b) the Issuers or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.


                  (c) All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  (d) Any notice or communication to a Noteholder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

                  (e) If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  (f) If the Issuers mail a notice or communication to Noteholders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY NOTEHOLDERS WITH OTHER NOTEHOLDERS.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Issuers and/or any of the Subsidiary Guarantors to the Trustee to take any action under this Indenture, the Issuers and/or any of the Subsidiary Guarantors, as the case may be, shall furnish to the Trustee:

                      (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied (except with regard to an authentication order pursuant to Section 2.02(c) hereof, which shall require a certificate of two Officers); and

                      (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e), shall comply with the definition of the term "Officers' Certificate" and shall include:

                      (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                      (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                    (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.  LEGAL HOLIDAYS.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York City, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

SECTION 12.08.  NO RECOURSE AGAINST OTHERS.

                  No past, present or future director, officer, employee, agent, manager, stockholder or partner of the Issuers or their predecessors shall have any liability for any Obligations of the Issuers under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.09.  DUPLICATE ORIGINALS.

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 12.10.  GOVERNING LAW.

                  This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 12.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Subsidiary Guarantors, the Issuers or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.  SUCCESSORS.

                  All agreements of the Issuers and the Subsidiary Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13  GAMING AUTHORITIES, ETC.

                  (a) The Holders hereby acknowledge that (i) RAS may be required to disclose the identities of the Holders to the Gaming Authorities upon request; (ii) the Nevada Gaming Commission may in its discretion require the Holders to file an application, be investigated and be found suitable to hold the Notes; (iii) the Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a company registered by the Nevada Gaming Commission as a publicly traded corporation ("Registered Company") to file an application, be investigated and be found suitable to own the debt security of a Registered Company; and (iv) if the Nevada Gaming Commission determines that a Person is unsuitable to own such security, then pursuant to the Gaming Laws, the Registered Company can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Gaming Commission, it: (a) pays to the unsuitable Person any dividend, interest, or any distribution whatsoever; (b) recognizes any voting right by such unsuitable Person in connection with such securities; (c) pays the unsuitable Person remuneration in any form; or (d) makes any payment to the unsuitable person by way of principal redemption, conversion, exchange, liquidation, or similar transaction. The Issuers will be required to be registered by the Nevada Gaming Commission as Registered Companies upon the issuance of the Exchange Notes.

                  (b) Each Holder hereby agrees (to the extent permitted by law) that if the Gaming Authorities determine that such Holder as a holder or beneficial owner of Notes must be found suitable (whether as a result of a foreclosure of the Casino Property or for any other reason), and if such Holder either refuses to file an application or is found unsuitable, such Holder shall, upon request of RAS, dispose of such Holder's Notes within 30 days after receipt of such request or such earlier date as may be ordered by the Gaming Authorities; provided that if such Holder does not so dispose of its Notes, then such Holder will be deemed to have agreed that the provisions described in
Section 12.13(a)(iv) will be applicable to it.

SECTION 12.14.  SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15.  COUNTERPART ORIGINALS.

                  This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

SECTION 12.16. TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.17. EXECUTION OF AGREEMENTS.

                  The Trustee is hereby authorized and directed to execute and deliver on the Issue Date each of the Notes Proceeds Agreement and the Disbursement Agreement, and to perform its duties and obligations, if any, thereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                           SIGNATURES

                           THE RESORT AT SUMMERLIN,
                               LIMITED PARTNERSHIP

                           By:   THE RESORT AT SUMMERLIN,
                                   INC., its General Partner


                           By /s/ Brian McMullan
                              ---------------------------------
                              Name:  Brian McMullan
                              Title: President


                           By /s/ Quinton Boshoff
                              ---------------------------------
                              Name:  Quinton Boshoff
                              Title: SR VP - Slots



                            THE RESORT AT SUMMERLIN, INC.

                           By /s/ Brian McMullan
                              ---------------------------------
                              Name:  Brian McMullan
                              Title: President


                           By /s/ Quinton Boshoff
                              ---------------------------------
                              Name:  Quinton Boshoff
                              Title: SR VP - Slots

                           UNITED STATES TRUST COMPANY
                            OF NEW YORK

                           as Trustee


                           By /s/ Louis P. Young
                              ---------------------------------
                              Name:  Louis P. Young
                              Title: Vice President

                                                                       EXHIBIT A


                              FORM OF INITIAL NOTE


         THIS NOTE OR ITS PREDECESSORS HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR
         (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP OR THE RESORT AT SUMMERLIN, INC. (THE "ISSUERS") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE

                                                                       EXHIBIT A
                                                                          Page 2


         UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS),
         (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         [Include the following legends only on Global Notes]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,

                                                                       EXHIBIT A
                                                                          Page 3


         AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         [Include the following legend only on Physical Certificates]

         THIS NOTE WILL BE CONSIDERED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS DECEMBER 31, 1997. FOR INFORMATION REGARDING THE ISSUE PRICE,
         AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT JOHN J. TIPTON AT (702) 869-7000.

                                                                       EXHIBIT A
                                                                          Page 4


                                                             CUSIP No: _________

                                 (Front of Note)

No. 1                                                              $___________

                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP
                          THE RESORT AT SUMMERLIN, INC.
              13% Senior Subordinated PIK Notes due 2007, Series A


The Resort at Summerlin, Limited Partnership, a Nevada partnership, and The Resort at Summerlin, Inc., a Nevada Corporation, jointly and severally, promise to pay to ____________________, or its registered assigns, the principal sum of $___________, as such amount may be increased or decreased on the records of the Registrar (as defined in the Indenture referred to herein), on December 15, 2007.

Interest Payment Dates:  June 15 and December 15, commencing June 15, 1998.

Record Dates:  May 15 and November 15 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

                                           Dated:

                                           THE RESORT AT SUMMERLIN,
                                               LIMITED PARTNERSHIP


                                           By:  THE RESORT AT SUMMERLIN, INC.,
                                                    its General Partners


                                           By:
                                              ------------------------------
                                               Name:
                                               Title:

                                           By:
                                              ------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A
                                                                          Page 5


                                           THE RESORT AT SUMMERLIN, INC.


                                           By:
                                              ------------------------------
                                               Name:
                                               Title:

                                           By:
                                              ------------------------------
                                               Name:
                                               Title:


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned Indenture

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:
    ---------------------------------
     Authorized Signatory

                                                                       EXHIBIT A
                                                                          Page 6


                                (Reverse of Note)

               13% SENIOR SUBORDINATED PIK NOTE DUE 2007, Series A

                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                  1. Interest. The Resort at Summerlin, Limited Partnership, a Nevada limited partnership, and The Resort at Summerlin, Inc., a Nevada corporation (the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Issuers shall pay, in cash, interest on the principal amount of this Note at the rate per annum of 13%; provided, however, that through and including June 15, 1999, on each Interest Payment Date, the Issuers may, at their option and in their sole discretion, in lieu of the payment in whole or in part of interest due on this Note, pay interest on this Note through the issuance of additional Notes in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note, if such interest were paid in cash. After June 15, 1999, the Issuers shall pay interest on this Note in cash. The Issuers shall notify the Trustee in writing of their election to pay interest on this Note through the issuance of additional Notes not less than 10 nor more than 45 days prior to the record date for the Interest Payment Date on which additional Notes will be issued. Additional Notes shall be governed by, and entitled to the benefits of, the Indenture and shall be subject to the terms of the Indenture and shall be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date and aggregate principal amount). The Issuers will pay interest semiannually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing June 15, 1998, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. The rate of interest payable on this Note shall be subject to the assessment of additional interest (the "Additional Interest") as follows:

                  (i) if the Exchange Offer Registration Statement (as defined below) or Shelf Registration Statement (as defined below) is not filed within 120 days following the Issue Date or, in the case of the Shelf Registration Statement, 120 days following a Shelf Request (as defined in the Registration Rights Agreement), Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days commencing on the 120th day after the Issue Date or the Shelf Request, respectively, such

                                                                       EXHIBIT A
                                                                          Page 7


Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 30-day period;

                  (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within, in the case of the Exchange Offer Registration Statement, 180 days following the Issue Date or, in the case of the Shelf Registration Statement, 180 days following a Shelf Request, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days commencing on the 180st day after the Issue Date or the Shelf Request, respectively, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 30-day period; or

                  (iii) if (A) the Issuers and the Subsidiary Guarantors have not exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 210 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Notes have been sold thereunder), then Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.25% per annum for the first 30 days commencing on (x) the 210th day after the Issue Date with respect to the Notes validly tendered and not exchanged by RAS, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 30-day period; provided, however, that the Additional Interest rate on the Notes under clauses
(i), (ii) and (iii) above may not exceed in the aggregate 2.0% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Notes Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause
(iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                  "Exchange Offer" shall mean the exchange offer by the Issuers of Initial Notes for Exchange Notes pursuant to Section 2(a) of the Registration Rights Agreement.

                                                                       EXHIBIT A
                                                                          Page 8


                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Offering Memorandum or prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Record Date" shall have the meaning provided on the front of this Note.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuers and the Subsidiary Guarantors pursuant to the provisions of the Registration Rights Agreement which covers all of the Initial Notes on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Offering Memorandum contained therein, all exhibits thereto and all material incorporated by reference therein.

                  2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender") or Additional Notes in accordance with the Indenture. However, the Issuers may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Noteholder at the Noteholder's registered address.

                  3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. An Issuer or any Subsidiary Guarantor may act in any such capacity, except that none of RAS, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

                  4. Indenture. The Issuers issued the Notes under an Indenture, dated as of December 31, 1997 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and United States Trust Company of New York, as Trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified, except as otherwise provided in the Indenture. The Notes are subject to all such terms, and Noteholders are

                                                                       EXHIBIT A
                                                                          Page 9


referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior Subordinated Obligations of the Issuers limited to $100,000,000 in aggregate principal amount excluding the Additional Notes.

                  5.(a) Optional Redemption. Except as indicated in the next succeeding paragraph, the Notes are not redeemable at the Issuers' option prior to December 15, 2002. Thereafter, the Notes will be redeemable, at the option of the Issuers, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount of the Notes) if the Notes are redeemed during the 12-month period commencing on December 15 of the years set forth below, plus accrued interest to the redemption date:

         PERIOD                                            REDEMPTION PRICE
         ------                                            ----------------
         2002                                                       106.50%
         2003                                                       104.33%
         2004                                                       102.17%
         2005 and thereafter                                        100.00%


                  (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to December 15, 2000, the Issuers may, at their option, use the Net Cash Proceeds of one or more Public Equity Offerings by RAS so long as there is a Public Market at the time of such redemption (which fact shall be certified to the Trustee in an Officer's Certificate delivered to the Trustee pursuant to Section 3.01(a) of the Indenture), at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption at least $65 million of the original principal amount of the Notes remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

                  6. Mandatory Redemption. The Notes are not subject to mandatory redemption or sinking fund payments except as described below. Notwithstanding any other provision hereof, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable Gaming Laws in order to maintain any gaming license or franchise of RAS under any applicable Gaming Laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such finding by the

                                                                       EXHIBIT A
                                                                         Page 10


applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the fair market value thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest, to the earlier of the date of redemption or, the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption and except as may be required by a Gaming Authority, the Issuers shall comply with the procedures contained in the Indenture for redemptions of the Notes. The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes who is required to apply for such license, qualification or finding of suitability for the costs of such licensure and investigation for such license, qualification or finding of suitability. Any of such expenses will be the sole obligation of such Holder or beneficial owner of the Notes.

                  7. Repurchase at Option of Noteholder. (a) If there is a Change of Control, each Holder of Notes will have the right, subject to the conditions set forth in Section 4.14 of the Indenture, to require the Issuers to repurchase all or any part of such Holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date). No earlier than 30 days after and no later than 60 days following a Change of Control (or if the Notes have been repaid in full at such time), the Issuers will mail a notice to each Noteholder stating (i) that a Change of Control has occurred and that such Noteholder has the right to require the Issuers to repurchase all or any part of such Noteholder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which will be no earlier then 70 days nor later than 90 days from the date such notice is mailed); and
(iv) the procedures, determined by the Issuers consistent with the Indenture, that a Noteholder must follow in order to have its Notes repurchased. Noteholders that are subject to an offer to repurchase may elect to have such Notes repurchased by completing the form entitled "Option of Noteholder to Elect Purchase" appearing below.

                  (b) The Indenture provides that, after certain Asset Dispositions, and subject to the further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with procedures set forth in the Indenture.

                                                                       EXHIBIT A
                                                                         Page 11


                  8. Notice of Redemption. Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Noteholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                  9. Subordination. The Issuers' payment of the principal of and interest on the Notes is subordinated and subject to the prior payment in full of the Issuers' Senior Indebtedness as more fully set forth in the Indenture. Each Holder of Notes by his acceptance hereof covenants and agrees that all payments of the principal and interest on the Notes by the Issuers shall be subordinated in accordance with Article 9 of the Indenture and each holder accepts and agrees to be bound by such provisions.

                  10. Registration Rights. Pursuant to the Registration Rights Agreement, and subject to certain terms and conditions stated therein, including compliance with the requirements of all applicable Gaming Laws, the Issuers will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Initial Notes shall have the right to exchange this Note for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Note.

                  11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

                  12. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuers shall deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary. The registered Noteholder shall be treated as its owner for all purposes.

                                                                       EXHIBIT A
                                                                         Page 12


                  13. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Noteholder.

                  14. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all outstanding Notes shall become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

                  15. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Issuers, the Subsidiary Guarantors or any Affiliate of the Issuers or the Subsidiary Guarantors, and may otherwise deal with the Issuers, the Subsidiary Guarantors and their respective Affiliates as if it were not Trustee.

                  16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Issuers must annually report to the Trustee on compliance with such limitations.

                                                                       EXHIBIT A
                                                                         Page 13


                  17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  18. Subsidiary Guarantee. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Notes; provided, however, each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

                  19. Defeasance. Subject to certain conditions provided for in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

                  20. Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

                  21. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Issuers will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Request may be made to:

                                    The Resort at Summerlin
                                    1160 Town Center Drive, Suite 200
                                    Las Vegas, NV  89134
                                    Attn: John Tipton

                                                                       EXHIBIT A
                                                                         Page 14



                          FORM OF NOTATION ON SECURITY
                        RELATING TO SUBSIDIARY GUARANTEE

                              SUBSIDIARY GUARANTEE

                  The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee"), (a) the due and punctual payment of the principal, premium, if any, and interest on the Notes, whether at Stated Maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Issuers under the Indenture and the Notes to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 11 of the Indenture and (d) in case of any extension of time of payment or renewal of any Notes or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Noteholders in enforcing any rights under this Subsidiary Guarantee.

                  The Obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The Obligations of each Subsidiary Guarantor to the Holders of the Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are subordinated, as provided in the Indenture, to Guarantor Senior Indebtedness, as defined in the Indenture.

                  No stockholder, officer, director or incorporator, as such, past, present or future of any Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                  This is a continuing Subsidiary Guarantee and, except as otherwise expressly provided for in Section 11.06 of the Indenture, shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Issuers' Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the

                                                                       EXHIBIT A
                                                                         Page 15


rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not of collectability.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE
INCORPORATED HEREIN BY REFERENCE.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                   Guarantors:



                                   By
                                     ------------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A
                                                                         Page 16





                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------

                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------

agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.




Date:
     -------------

                  Your Signature:
                                     -----------------------------------------
                  (Sign exactly as your name appears on the face of this Note)

                                                                       EXHIBIT A
                                                                         Page 17


                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) December 30, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                    Check One


 (1)  ___  to the Issuers or a subsidiary thereof; or

 (2) ___ pursuant to and in compliance with Rule 144A under the Securities Act; or

 (3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

 (4) ___ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

 (5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

 (6) ___ pursuant to an effective registration statement under the Securities Act; or

 (7) ___ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Noteholder thereof; provided that if box (3), (4), (5) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If

                                                                       EXHIBIT A
                                                                         Page 18


none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated:                             Signed:
      -----------------------             --------------------------------
                                          (Sign exactly as name appears on
                                           the other side of this Note)




              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:                             Signed:
      -----------------------             --------------------------------
                                          NOTICE:  To be executed by an
                                                         executive officer

                                                                       EXHIBIT A
                                                                         Page 19



                     OPTION OF NOTEHOLDER TO ELECT PURCHASE


                  If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:

                   / / Section 4.10           / / Section 4.14

                  If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:


$
 ----------------------


Date:
     ------------------


                 Your Signature:
                                    -----------------------------------------
                 (Sign exactly as your name appears on the face of this Note)

                                                                       EXHIBIT B

                              FORM OF EXCHANGE NOTE

         [Include the following legend only on Global Notes]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         [Include the following legend only on Physical Certificates]

         THIS NOTE WILL BE CONSIDERED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS DECEMBER 31, 1997. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE

                                                                       EXHIBIT B
                                                                          Page 2


         OID RULES, PLEASE CONTACT JOHN J. TIPTON AT (702) 869-
         7000.

                                                                       EXHIBIT B
                                                                          Page 3


                                                           CUSIP No: __________

                                 (Front of Note)

No. 1                                                              $___________

                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP
                          THE RESORT AT SUMMERLIN, INC.
              13% Senior Subordinated PIK Note dues 2007, Series B

THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP, a Nevada partnership, and THE RESORT AT SUMMERLIN, INC., a Nevada corporation, jointly and severally, promise to pay to ____________________________, or its registered assigns, the principal sum of $___________, as such amount may be increased or decreased on the records of the Registrar (as defined in the Indenture referred to herein), on December 15, 2007.

Interest Payment Dates:  June 15 and December 15, commencing June 15, 1998.

Record Dates: May 15 and November 15 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

                                  Dated:

                                  THE RESORT AT SUMMERLIN, LIMITED
                                  PARTNERSHIP

                                  By: THE RESORT AT SUMMERLIN, INC.,
                                        its General Partner


                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:

                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:

                                     THE RESORT AT SUMMERLIN, INC.

                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:

                                  By:
                                     ---------------------------------

                                                                       EXHIBIT B
                                                                          Page 4


                                     Name:
                                     Title:

                                                                       EXHIBIT B
                                                                          Page 5





TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned Indenture

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:_____________________________
     Authorized Signatory

                                                                       EXHIBIT B
                                                                          Page 6


                                (Reverse of Note)


               13% SENIOR SUBORDINATED PIK NOTE DUE 2007, SERIES B


                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                  1. Interest. The Resort at Summerlin, Limited Partnership, a Nevada limited partnership, and The Resort at Summerlin, Inc., a Nevada corporation (the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Issuers shall pay, in cash, interest on the principal amount of this Note at the rate per annum of 13%; provided, however, that through and including June 15, 1999, on each Interest Payment Date, the Issuers may, at their option and in their sole discretion, in lieu of the payment in whole or in part of interest due on this Note, pay interest on this Note through the issuance of additional Notes in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note, if such interest were paid in cash. After June 15, 1999, the Issuers shall pay interest on this Note in cash. The Issuers shall notify the Trustee in writing of their election to pay interest on this Note through the issuance of additional Notes not less than 10 nor more than 45 days prior to the record date for the Interest Payment Date on which additional Notes will be issued. Additional Notes shall be governed by, and entitled to the benefits of, the Indenture and shall be subject to the terms of the Indenture and shall be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date and aggregate principal amount). The Issuers will pay interest semiannually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing June 15, 1998, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                  2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Noteholders at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender") or Additional Notes in accordance with the

                                                                       EXHIBIT B
                                                                          Page 7


Indenture. However, the Issuers may pay principal and interest by their check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Noteholder at the Noteholder's registered address.

                  3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. The Issuers or any Subsidiary Guarantor may act in any such capacity, except that none of the Issuers, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

                  4. Indenture. The Issuers issued the Notes under an Indenture, dated as of December 31, 1997 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified, except as otherwise provided in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior Subordinated Obligations of the Issuers limited to $100,000,000 in aggregate principal amount, except for the Additional Notes.

                  5. (a) Optional Redemption. Except as indicated in the next succeeding paragraph, the Notes are not redeemable at the Issuers' option prior to December 15, 2002. Thereafter, the Notes will be redeemable, at the option of the Issuers, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount of the Notes) if the Notes are redeemed during the 12-month period commencing on December 15 of the years set forth below, plus accrued interest to the redemption date:

         PERIOD                                                 REDEMPTION PRICE
         ------                                                 ----------------

         2002..............................................          106.50%
         2003..............................................          104.33%
         2004..............................................          102.17%
         2005 and thereafter...............................          100.00%


                  (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to December 15, 2000, the Issuers may, at their option, use the Net Cash Proceeds of one or more Public Equity Offerings by RAS so long as there is a Public Market at the time of such redemption (which fact shall be certified to the Trustee in an Officer's Certificate delivered to the Trustee pursuant to Section 3.01(a) of the Indenture), at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided,

                                                                       EXHIBIT B
                                                                          Page 8


however, that after any such redemption at least $65 million of the original principal amount of the Notes remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

                  6. Mandatory Redemption. The Notes are not subject to mandatory redemption or sinking fund payments, except as described below. Notwithstanding any other provision hereof, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable Gaming Laws in order to maintain any gaming license or franchise of RAS under any applicable Gaming Laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right at their option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the fair market value thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest, to the earlier of the date of redemption or, the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption and except as may be required by a Gaming Authority, the Issuers shall comply with the procedures contained in the Indenture for redemptions of the Notes. The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes who is required to apply for such license, qualification or finding of suitability for the costs of such licensure and investigation for such license, qualification or finding of suitability. Any of such expenses will be the sole obligation of such Holder or beneficial owner of the Notes.

                  7. Repurchase at Option of Noteholder. (a) If there is a Change of Control, each Holder of Notes will have the right, subject to the conditions set forth in Section 4.14 of the Indenture, to require the Issuers to repurchase all or any part of such Holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date). No earlier than 30 days after and no later than 60 days following a Change of Control (or if the Notes have been repaid in full at such time), the Issuers will mail a notice to each Noteholder stating (i) that a Change of Control has occurred and that such Noteholder has the right to require the Issuers to repurchase all or any part of such Noteholder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the circumstances and

                                                                       EXHIBIT B
                                                                          Page 9


relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control; (iii) the repurchase date (which will be no earlier than 70 days nor later than 90 days from the date such notice is mailed); and (iv) the procedures, determined by the Issuers consistent with the Indenture, that a Noteholder must follow in order to have its Notes repurchased. Noteholders that are subject to an offer to repurchase may elect to have such Notes repurchased by completing the form entitled "Option of Noteholder to Elect Purchase" appearing below.

                  (b) The Indenture provides that, after certain Asset Dispositions, and subject to the further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with procedures set forth in the Indenture.

                  8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Noteholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                  9. Subordination. The Issuers' payment of the principal of and interest on the Notes is subordinated and subject to the prior payment in full of the Issuers' Senior Indebtedness as more fully set forth in the Indenture. Each Holder of Notes by his acceptance hereof covenants and agrees that all payments of the principal and interest on the Notes by the Issuers shall be subordinated in accordance with Article 9 of the Indenture and each holder accepts and agrees to be bound by such provisions.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes during a period beginning on the opening of business on a Business Day 15 days before the day of any selection of Notes to be redeemed and ending on the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

                  11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuers shall deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue,

                                                                       EXHIBIT B
                                                                         Page 10


and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary. The registered Noteholder shall be treated as its owner for all purposes.

                  12. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA Noteholders or to make any change that does not adversely affect the rights of any Noteholder.

                  13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all outstanding Notes shall become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

                  14. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Issuers, the Subsidiary Guarantor or any Affiliate of the Issuers or the Subsidiary Guarantor, and may otherwise deal with the Issuers, the Subsidiary Guarantor and their respective Affiliates as if it were not Trustee.

                  15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Issuers must annually report to the Trustee on compliance with such limitations.

                                                                       EXHIBIT B
                                                                         Page 11


                  16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Subsidiary Guarantee. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Notes; provided, however, each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

                  18. Defeasance. Subject to certain conditions provided for in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

                  19. Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

                  20. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Issuers will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Request may be made to:

                                    The Resort at Summerlin
                                    1160 Town Center Drive, Suite 200
                                    Las Vegas, NV  89134
                                    Attn: John Tipton

                                                                       EXHIBIT B
                                                                         Page 12




                          FORM OF NOTATION ON SECURITY
                        RELATING TO SUBSIDIARY GUARANTEE

                              SUBSIDIARY GUARANTEE

                  The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee"), (a) the due and punctual payment of the principal, premium, if any, and interest on the Notes, whether at Stated Maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Issuers under the Indenture and the Notes to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture and (d) in case of any extension of time of payment or renewal of any Notes or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Noteholders in enforcing any rights under this Subsidiary Guarantee.

                  The Obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The Obligations of each Subsidiary Guarantor to the Holders of the Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are subordinated, as provided in the Indenture, to Guarantor Senior Indebtedness, as defined in the Indenture.

                  No stockholder, officer, director or incorporator, as such, past, present or future of any Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                  This is a continuing Subsidiary Guarantee and, except as otherwise expressly provided for in Section 11.06 of the Indenture, shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Issuers' Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the rights and privileges herein conferred upon that party

                                                                       EXHIBIT B
                                                                         Page 13


shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not of collectability.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                   Guarantors:



                                   By
                                     -------------------------------
                                     Name:
                                     Title:

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE


                  If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:

                           / / Section 4.10          / / Section 4.14

                  If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:


$----------------------


Date:
     ------------------


                     Your Signature:
                                    --------------------------------------------

                    (Sign exactly as your name appears on the face of this Note)

                                                                       EXHIBIT C


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors



United States Trust Company of New York
114 West 47th Street
New York, New York  10036
Attention:  Corporate Trust Administration


         Re:      The Resort at Summerlin, Limited Partnership
                  The Resort at Summerlin, Inc.
                  13% Senior Subordinated PIK Notes due 2007

Ladies and Gentlemen:

                  In connection with our proposed purchase of 13% Senior Subordinated PIK Notes due 2007 (the "Notes") of The Resort at Summerlin, Limited Partnership and The Resort at Summerlin, Inc. (the "Issuers"), we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in paragraph 2 below) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is two years after the original issuance of the Notes, we will do so only
(i) to the Issuers or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if

                                                                       EXHIBIT C
                                                                          Page 2




available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuers such certification, legal opinions and other information as the Trustee and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,



                                By:
                                   ----------------------------
                                   Name:

                                                                       EXHIBIT D




                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S



                                                           ---------------, ----


United States Trust Company of New York
114 West 47th Street
New York, New York  10036
Attention:  Corporate Trust Administration


         Re:      The Resort at Summerlin, Limited Partnership
                  The Resort at Summerlin, Inc.
                  (the "Issuers") 13% Senior
                  Subordinated PIK Notes due 2007 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $_____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a Person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                                                                       EXHIBIT D
                                                                          Page 2


                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                                [Name of Transferor]



                                By:
                                   -----------------------
                                     Authorized Signature